Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-176914

General Terms Supplement to the Prospectus dated September  19, 2011 and the Prospectus Supplement dated September 19, 2011 — No. 1367

The Goldman Sachs Group, Inc.
Medium-Term Notes, Series D

General Terms Supplement
Notes linked to the Performance of one or more Indices or Exchange Traded Funds

The Goldman Sachs Group, Inc. may from time to time offer and sell notes, the payments and performance of which will be linked to the performance of one or more indices or exchange traded funds (which we refer to as underliers). The accompanying prospectus dated September 19, 2011, the accompanying prospectus supplement dated September 19, 2011 and this general terms supplement (this general terms supplement no. 1367) describe some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement and, if specified in the applicable pricing supplement, a separate product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes. The applicable pricing supplement will identify whether any of the underliers described here will be used to calculate a return on your notes, and the applicable pricing supplement and the applicable product supplement, if any, may each also describe any additions or changes to the descriptions of the underliers or terms of the notes set forth in this general terms supplement.

This general terms supplement contains the following:

•

Certain risks applicable to the notes. You should read these risks in conjunction with the risks described in the applicable pricing supplement, the applicable product supplement, if any, and the accompanying prospectus supplement and prospectus.

•	Certain terms that may relate to your notes in addition to the description of the notes contained in the pricing supplement and product supplement, if any, described above.

•	A description of certain underliers to which your notes may be linked.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page S-1 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this general terms supplement, the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs may use this general terms supplement in the initial sale of the notes. In addition, Goldman, Sachs & Co., or any affiliate of Goldman Sachs may use this general terms supplement in a market-making transaction in notes after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this general terms supplement is being used in a market-making transaction.

Goldman, Sachs & Co.

General Terms Supplement dated March 22, 2012.

In this general terms supplement, when we refer to a “note”, including your notes, we mean a note linked to one of the underliers specified herein unless the context requires otherwise. Please note that in this general terms supplement, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us” mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this general terms supplement, the applicable product supplement, if any, and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated September 19, 2011, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series D, dated September 19, 2011, of The Goldman Sachs Group, Inc. References to the “indenture” in this general terms supplement mean the senior debt indenture, dated July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.

The Notes Are Part of a Series

The notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under our indenture from time to time. The notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This general terms supplement describes certain underliers and certain other terms that may apply to the notes, including your notes. The applicable pricing supplement will identify whether any of the underliers described herein will be used to calculate a return on your notes, and the applicable pricing supplement may also describe any additions or changes to the descriptions of the underliers or terms of the notes. We describe terms that apply generally to all Series D medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series D medium-term notes and accompanying prospectus, respectively. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements and Product Supplements

The specific terms of your notes will be described in a pricing supplement and the applicable product supplement, if any, accompanying this general terms supplement. The terms described there are in addition to those described here and in the accompanying prospectus and accompanying prospectus supplement. If the description of any underlier to which your notes are linked or the terms described in the applicable pricing supplement are inconsistent with those described here or in the applicable product supplement, if any, accompanying prospectus or accompanying prospectus supplement, the description of the underlier and the terms in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described here, that modified definition will be deemed to apply to this general terms supplement for all purposes with respect to your notes. If the applicable product supplement, if any, specifies different terms for your notes or a different meaning for any term described here, the meaning or term contained in the applicable product supplement, if any, will control unless the applicable pricing supplement provides a different meaning, in which case the applicable pricing supplement will control.

ADDITIONAL RISK FACTORS SPECIFIC TO THE NOTES

An investment in your notes is subject to the risks described below as well as the risks described in the applicable pricing supplement, the applicable product supplement, if any, and under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated September 19, 2011. Your notes are a riskier investment than ordinary debt securities. You should carefully consider whether the notes are suited to your particular circumstances.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. The cash payment on your notes on the stated maturity date will be based on the performance of the applicable underlier or underliers.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes May Pay a Coupon at a Low Rate or They May Pay No Coupon At All

The applicable pricing supplement will state whether your notes pay a coupon. Therefore, your notes may pay no coupon at all. If your notes do pay a coupon, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of one or more indices or exchange traded funds. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

The Notes Are Subject to the Credit Risk of Goldman Sachs

Although the return on the notes will be based on the performance of the underlier, the payment of any amount due on the notes is subject to the credit risk of Goldman Sachs. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.

The Return on Your Notes Will Not Reflect Any Dividends Paid on Any Underliers, or the Underlier Stocks, as Applicable

If applicable to an underlier specified in the pricing supplement relevant to your notes, the underlier sponsor calculates the level of the applicable underlier by reference to the prices of the stocks included in the applicable underlier, which we refer to as underlier stocks, without taking account of the value of dividends paid on those stocks. Therefore, the return on your notes will not reflect the return you would realize if you actually owned the stocks included in each underlier and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable

Investing in your notes will not make you a holder of any shares of an underlier or the underlier stocks of any underlier, basket underliers or worst of underliers, as applicable. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to an underlier or the stocks comprising an underlier, as applicable. Your notes will be paid in cash, and you will have no right to receive delivery of any shares of the underlier or the stocks comprising an underlier, as applicable.

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, underlier, basket underliers, constituent indices, underlier stocks or other similar securities, which may adversely impact the market for or value of your notes.

Goldman Sachs’ Anticipated Hedging Activities May Negatively Impact Investors in the Notes and Cause our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

As we describe in the applicable pricing supplement and product supplement, if any, Goldman Sachs expects to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the underlier or underliers or constituent indices thereof, or, if applicable, the foreign currencies in which underliers are denominated, as applicable. We also expect to adjust our hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlier or underliers, the constituent indices thereof or the stocks underlying the applicable underlier or basket underliers, as applicable, which we refer to as underlier stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other underlier-linked notes whose returns are linked to changes in the level of the underlier or basket of underliers, one or more of the constituent indices thereof, or the underlier stocks, as applicable.

In addition to entering into such transactions itself, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the underlier or underliers — directly or indirectly by affecting the price of the underlier stocks or the levels of the constituent indices, if applicable — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients or counterparties to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Goldman Sachs will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. See the applicable pricing supplement and product supplement, if any, for a further discussion of transactions in which we or one or more of our affiliates may engage.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the underlier, basket underliers, constituent indices or underlier stocks, as applicable. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the underlier, basket underliers, constituent indices or underlier stocks, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any securities of the underlier, basket underliers, constituent indices or underlier stocks, as applicable, in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the underlier, basket underliers, constituent indices or underlier stocks, as applicable, or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the underlier, basket underliers, constituent indices or underlier stocks, as applicable, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Sponsors of the Underlier, Basket Underliers or Constituent Indices, As Applicable, or the Issuers of the Underlier Stocks or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the sponsors of the underlier, basket underliers or constituent indices, as applicable, or the issuers of the underlier stocks, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the underlier, basket underliers, constituent indices or underlier stocks, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the underlier, basket underliers, constituent indices or underlier stocks, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the underlier, basket underliers, constituent indices, underlier stocks and currencies, as applicable, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Past Performance is No Guide to Future Performance

The actual performance of the underlier, basket of underliers or worst of underliers over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical closing levels of the underlier, basket of underliers or worst of underliers set forth in the applicable pricing supplement or to the hypothetical return examples set forth elsewhere in the applicable product supplement, if any, and pricing supplement. We cannot predict the future performance of the underlier, basket of underliers or worst of underliers.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Receive, If Any, at Maturity

As of the date of this general terms supplement, we have appointed Goldman, Sachs & Co. as the calculation agent for the notes. As calculation agent for your notes, Goldman, Sachs & Co. will make all determinations with respect to the notes as specified in the applicable pricing supplement or product supplement, if any. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier, individually or within a basket of underliers. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to The Goldman Sachs Group, Inc.

The Policies of an Underlier Sponsor, if Applicable, and Changes that Affect an Underlier to Which Your Notes are Linked, or the Constituent Indices or Underlier Stocks Comprising Such Underlier, Could Affect the Amount Payable on Your Notes and Their Market Value

The policies of the applicable underlier sponsor concerning the calculation of the level of an underlier, basket of underliers or worst of underliers to which your notes are linked, additions, deletions or substitutions of the constituent indices, if applicable, and/or the underlier stocks comprising such underlier, basket underliers or worst of underliers, and the manner in which changes affecting the underlier stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the underlier level, could affect the level of the applicable underlier and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the applicable underlier sponsor changes these policies, for example, by changing the manner in which it calculates the underlier level, or if any underlier sponsor discontinues or suspends calculation or publication of the underlier level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the underlier, basket or worst of levels on any such date (and, in the case of notes linked to a basket of underliers, the weighting multiplier of the applicable underlier) — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlier levels on any trading day and the determination date and the amount payable on your notes more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier” and “Supplemental Terms of the Notes — Anti-dilution Adjustments for Exchange-Traded Funds” and in any applicable product supplement or pricing supplement.

The Calculation Agent Can Postpone the Determination Date, Averaging Date, Call Observation Date, or Coupon Observation Date If a Market Disruption Event or Non-Trading Day Occurs or Is Continuing

Unless otherwise specified in the applicable pricing supplement, in case of notes linked to a single underlier, if the calculation agent determines that, on the determination date, any averaging date, any call observation date, or any coupon observation date, as applicable, a market disruption event has occurred or is continuing with respect to such underlier or that day is not a trading day, the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, or the coupon observation date, as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing, subject to limitation on postponement described here and in the applicable product supplement, if any, and applicable pricing supplement. If the determination date, any averaging date, any call observation date, or any coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date, averaging date, call observation date, or coupon observation date, as applicable. In the case of notes linked to a basket of underliers or worst of underliers, the determination date, any averaging date, any call observation date, or any coupon observation date, as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing with respect to any basket underlier, subject to limitation on postponement described under “Supplemental Terms of the Notes — Determination Date” or “Supplemental Terms of the Notes — Averaging Dates” below, as the case may be. If the determination date or any averaging date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing with respect to any basket underlier on such last possible day or such day is not a trading day, such date will nevertheless be the determination date or the applicable averaging date, respectively.

As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “Supplemental Terms of the Notes — Stated Maturity Date”, “Supplemental Terms of the Notes — Call Payment Dates”, or “Supplemental Terms of the Notes — Coupon Payments — Coupon Payment Dates” as applicable, below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date, coupon payment date, or call payment date, as applicable, until several days after the originally scheduled stated maturity date, coupon payment date, or call payment date, as applicable. Moreover, if the closing level (or adjusted closing level, if applicable) of the underlier, any basket underlier or any worst of underlier is not available on the determination date, any averaging date, any call observation date, or any coupon observation date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier” below), in certain circumstances the calculation agent will determine the final underlier, basket or worst of level based on its assessment, made in its sole discretion, of the levels of the applicable underlier or underliers, as described under “Supplemental Terms of the Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

Except to the Extent We are One of the 500 Companies Whose Common Stock Comprises the S&P 500® Index, There Is No Affiliation Between The Underlier Stock Issuers or Any Underlier Sponsor And Us, And We Are Not Responsible For Any Disclosure By The Underlier Stock Issuers or Underlier Sponsors

The common stock of Goldman Sachs is one of the 500 underlier stocks comprising the S&P 500® Index. Goldman Sachs is not otherwise affiliated with the issuers of the underlier stocks or the underlier sponsors unless otherwise disclosed in the applicable pricing supplement. As we have told you above, however, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the applicable underlier sponsor or the underlier stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the underliers, basket of underliers or worst of underliers and the underlier stock issuers. You, as an investor in your notes, should make your own investigation into the underliers and the underlier stock issuers. See “The Underliers” below for additional information about the underlier, basket underliers or worst of underliers to which your notes may be linked.

Neither the underlier sponsors nor the underlier stock issuers are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the underlier sponsors nor the underlier stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

Additional Risks Relating to Notes Linked to Underliers Denominated in Foreign Currencies or that Contain Foreign Stocks

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk

Your notes may be linked to an underlier, basket of underliers or worst of underliers that are denominated in non-U.S. dollar currencies. If specified in the applicable pricing supplement, the level of the underlier, each basket underlier or each worst of underlier denominated in non-U.S. dollar currencies will be adjusted to reflect its U.S. dollar value by converting the level of the underlier, the applicable basket underlier or the applicable worst of underlier from the non-U.S. dollar underlying currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which the underlier, any basket underlier is denominated, you may lose a significant part of your investment in the notes, even if the value of the underlier, each basket underlier or each worst of underlier increases over the life of your notes.

Foreign currency exchange rates vary over time, and may vary considerably during the life of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•	rates of inflation;

•	interest rate levels;

•	the balance of payments among countries;

•	the extent of government surpluses or deficits in the relevant foreign country and the United States; and

•	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the underlier, basket of underliers or worst of underliers or other de facto restrictions on the repatriation of U.S. dollars.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Your notes may be linked to an underlier, basket underliers or worst of underliers that are denominated in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the underliers are denominated or in which the underlying stocks of the underlier trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the payment amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

If Your Notes Are Linked to Certain U.S. Dollar Denominated Indices, Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk

For notes linked to U.S. dollar denominated indices whose underlying stock prices are converted by the underlier sponsor into U.S. dollars for purposes of calculating the value of the underlier, investors of the notes will be exposed to currency exchange rate risk with respect to each of the currencies represented in the underlier which are calculated in such manner. An investor’s net exposure will depend on the extent to which the currencies represented in such an underlier strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall underlier. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the underlier will be adversely affected and the amount payable at maturity of the notes may be reduced.

For considerations relating to foreign currency exchange rate risk, please see the applicable product supplement, if any, or pricing supplement.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and the Calculation Agent Adjusts Such Underliers to Reflect Their U.S. Dollar Value, a Decline in the Currency of One Underlier Against the U.S. Dollar May Offset Increases in the Currency of Other Underliers Against the U.S. Dollar Over the Life of the Notes

Your notes may be linked to a basket of underliers that are denominated in non-U.S. dollar currencies and that the calculation agent adjusts to reflect their U.S. dollar value. The applicable pricing supplement will specify whether a non-U.S. dollar denominated underlier will be so adjusted. Declines in the currency in which one basket underlier is denominated (i.e., if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which that underlier is denominated) may offset increases in the currencies in which the other basket underliers are denominated. As a result, even if the non-U.S. dollar currencies in which certain of the basket underliers are denominated have appreciated against the U.S. dollar over the term of your notes, you may lose a significant amount of your investment if some or all of the currencies in which the other basket underliers are denominated decline versus the U.S. dollar.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars or the Underlying Stocks of Which Trade in Foreign Currencies and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Intervention in the Foreign Currency Exchange Markets by the Countries Issuing any Underlying Currency Could Materially and Adversely Affect the Value of Your Notes

Specific foreign currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the underliers are denominated or in which the underlying stocks of the underlier trade, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the underliers are denominated or in which the underlying stocks of the underlier trade to which your notes are linked. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing notes linked to underliers that are denominated in a non-U.S. dollar currency or that convert the currencies in which non-U.S. dollar underlying stocks trade is that their liquidity, trading value and payment amount could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The calculation agent is not obligated to make any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any underliers that are denominated in a non-U.S. dollar currency or that convert the currencies in which non-U.S. dollar underlying stocks trade.

If the applicable pricing supplement specifies that you are exposed to foreign currency risk (because the calculation agent converts the underlier level into U.S. dollars, a U.S. dollar-denominated underlier itself converts the prices of underlying stocks that trade in foreign currencies to their U.S. dollar equivalents, or otherwise), a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have a material adverse effect on the value of your notes and the return on an investment in your notes.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars or the Underlying Stocks of Which Trade in Foreign Currencies and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. If the applicable pricing supplement specifies that you are exposed to foreign currency risk (because the calculation agent converts the underlier level into U.S. dollars, a U.S. dollar-denominated underlier itself converts the prices of underlying stocks that trade in foreign currencies to their U.S. dollar equivalents, or otherwise), these circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the value of your notes.

If Your Notes Are Linked to Underliers That Are Comprised of Underlier Stocks Which Are Traded in Foreign Currencies But Are Not Adjusted to Reflect Their U.S. Dollar Value, the Return on Your Notes Will Not Be Adjusted for Changes in the Foreign Currency Exchange Rate

If your notes are linked to underliers whose underlier stocks are traded in foreign currencies but are not adjusted to reflect their U.S. dollar value, the amount payable on your notes at maturity will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The amount payable on the stated maturity date will be based solely upon the overall change in the level of the applicable underlier, basket of underliers or worst of underliers over the life of your notes. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the foreign countries in which the underlier’s component stocks are listed that, in turn, may affect the final underlier, basket or worst of level.

If Your Notes Are Linked to Underliers Which Are Listed or Located Outside the U.S. or to Underliers Which Have Components Listed or Located Outside the United States, Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets

Your notes may be linked to an underlier or basket of underliers or worst of underliers, or to underliers which have components, that have their primary listing on an exchange located outside the U.S. or may include stocks issued by foreign companies. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets in which the underliers may trade may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

For underliers with a primary listing, countries where the exchange is located for the primary listing for the underliers may be specified in the applicable pricing supplement. Certain of these countries may be considered to be countries with emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

Additional Risks Relating to Underliers that are Exchange Traded Funds

If Your Notes are Linked to an Exchange Traded Fund, You Will Have Limited Anti-dilution Protection

If your notes are linked to an exchange traded fund, a basket of exchange traded funds or the worst of two or more exchange traded funds, Goldman, Sachs & Co., as calculation agent for your notes, may adjust the underlier, closing level, basket or worst of closing level for certain events that may affect the underlier, basket underliers or worst of underliers, as applicable, but only in the situations we describe in “Supplemental Terms of the Notes — Anti-dilution Adjustments for Exchange Traded Funds”. The calculation agent will not be required to make an adjustment for every event that may affect an underlier and will have broad discretion to determine whether and to what extent an adjustment is required.

The Value of the Shares of an Underlier that is an Exchange Traded Fund May Not Completely Track the Level of the Index Underlying the Exchange Traded Fund

Although the trading characteristics and valuations of shares of an exchange traded fund will usually mirror the characteristics and valuations of the underlying index, the value of the shares of such exchange traded fund may not completely track the level of the underlying index. The value of a share of an exchange traded fund may reflect transaction costs and fees incurred or imposed by the issuer of the exchange traded fund that are not included in the calculation of the underlying index. Additionally, because the exchange traded fund may not actually hold all of the stocks that comprise the underlying index, but invests in a representative sample of securities which have a similar investment profile as the stocks that comprise the underlying index, the exchange traded fund may not fully replicate the performance of the underlying index.

If Your Notes Are Linked to an Exchange Traded Fund, Your Investment in the Notes May Be Subject to Concentration Risks

The stocks underlying an exchange traded fund may be stocks of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the notes may be concentrated in a single sector. Although your investment in the notes will not result in the ownership or other direct interest in the stocks comprising the exchange traded fund, the return on your investment in the notes will be subject to certain risks similar to those associated with direct equity investments in the market, geographic region or sector represented by the relevant underlier stocks.

If the Underlier, Basket Underlier or Worst of Underlier is an Exchange Traded Fund, Except to the Extent Goldman, Sachs & Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of Such Exchange Traded Fund, There Is No Affiliation Between the Sponsor of such Exchange Traded Fund and Us, and We Are Not Responsible for Any Disclosure by the Exchange Traded Fund Sponsor

If an underlier or any basket or worst of underlier is an exchange traded fund, Goldman, Sachs & Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of such exchange traded fund, and, at any time, may hold shares of the exchange traded fund. Unless otherwise disclosed in the applicable pricing supplement, Goldman Sachs is not otherwise affiliated with the sponsor of such exchange traded fund or the issuers of the stocks underlying such exchange traded fund. We or our affiliates may currently or from time to time in the future engage in business with issuers of the stocks underlying exchange traded funds. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about any issuer of the stocks underlying an exchange traded fund. You, as an investor in your notes, should make your own investigation into such issuer.

Neither the sponsor of such exchange traded fund nor any issuer of the stocks underlying such exchange traded fund are involved in this offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Neither the exchange traded fund sponsor nor any such issuer have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your notes.

SUPPLEMENTAL TERMS OF THE NOTES

The terms below are in addition to the general terms of the notes specified in the accompanying prospectus. These supplemental terms address, among other things, adjustments made as a result of the occurrence of a market disruption event or non-trading day or the change or discontinuation of an underlier. Any term indicated below that may be specified in the applicable pricing supplement may alternatively, or in addition, be specified in the applicable product supplement, if any. If the term is specified in the applicable pricing supplement and the applicable product supplement, if any, the term specified in the applicable pricing supplement will control in the event of conflict.

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and coupons, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the applicable pricing supplement, the denomination of each note will be an amount equal to $1,000 or integral multiples of $1,000 in excess thereof.

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled stated maturity date for your notes as specified in the applicable pricing supplement is 3 or 5 scheduled business days following the originally scheduled determination date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled stated maturity date for your notes is 10 scheduled business days following the original determination date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Call Payment Dates

The call payment date or set of call payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such call payment date that date is not a business day, in which case such call payment date will be postponed to the next following business day.

A call payment date will also be postponed if the applicable originally scheduled call payment date as specified in the applicable pricing supplement is 3 or 5 scheduled business days following the originally scheduled call observation date related to such call payment date and such call observation date is postponed as described under “— Call Observation Dates” below. In such a case, such call payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled call observation date to and including the actual call observation date. If, however, the applicable originally scheduled call payment date for your notes is 10 scheduled business days following the applicable originally scheduled call observation date for your notes, any postponement of the call observation date will not postpone the applicable call payment date.

Determination Date

Notes Linked to a Single Underlier.    The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Notes Linked to a Basket of Underliers.    The determination date for your notes will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on such day or such day is not a trading day with respect to any basket underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event with respect to any basket underlier does not occur and is not continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers will be determined as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event with respect to a basket underlier occurs or is continuing on such last possible determination date or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the latest of the last averaging dates with respect to the basket underliers.

Notes Linked to the Worst of Two or More Underliers.    The determination date for each worst of underlier will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any worst of underlier occurs or is continuing on such day or such day is not a trading day with respect to any worst of underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event with respect to any worst of underlier does not occur and is not continuing. If the originally scheduled maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event with respect to a worst of underlier occurs or is continuing on such last possible determination date with respect to such worst of underlier or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the latest of the last averaging dates with respect to the worst of underliers.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such a case, the following rules will apply unless otherwise specified in the applicable pricing supplement:

Notes Linked to a Single Underlier.    If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event occurs or is continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing on such last possible averaging date or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to a Basket of Underliers.    If a market disruption event occurs or is continuing with respect to a basket underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a basket underlier, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event with respect to any basket underlier occurs or is continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing with respect to any basket underlier on such last possible averaging date or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day. If any averaging date with respect to any basket underlier does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the last averaging dates with respect to the basket underliers.

Notes Linked to the Worst of Two or More Underliers.    If a market disruption event occurs or is continuing with respect to a worst of underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a worst of underlier, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event with respect to any worst of underlier occurs or is continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing with respect to any worst of underlier on such last possible averaging date or such last possible day is not a trading day with respect to such worst of underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day. If any averaging date with respect to any worst of underlier does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the last averaging dates with respect to the worst of underliers.

Call Observation Dates

Notes Linked to a Single Underlier.    The call observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or dates or such day or dates are not trading days. In that event, such call observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If an originally scheduled call payment date for your notes is 3 or 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is 10 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible call observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the call observation date.

Notes Linked to a Basket of Underliers.    The call observation date or dates for each basket underlier will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on such day or such day is not a trading day with respect to any basket underlier. In that event, the call observation date will be the first following trading day with respect to such basket underlier on which the calculation agent determines that a market disruption event with respect to any basket underlier does not occur and is not continuing. If an originally scheduled call payment date for your notes is 3 or 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is 10 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date with respect to any basket underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to a basket underlier occurs or is continuing on such last possible call observation date applicable to the relevant call payment date or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be a call observation date with respect to such basket underlier. If a call observation date with respect to any basket underlier does not occur on the applicable originally scheduled call observation date for your notes, such call observation date will occur on the latest of the call observation dates applicable to the relevant call payment date with respect to the basket underliers.

Notes Linked to the Worst of Two or More Underliers.    The call observation date or dates for each worst of underlier will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any worst of underlier occurs or is continuing on such day or such day is not a trading day with respect to any worst of underlier. In that event, the call observation date will be the first following trading day with respect to any worst of underlier on which the calculation agent determines that a market disruption event with respect to such worst of underlier does not occur and is not continuing. If an originally scheduled call payment date for your notes is 3 or 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is 10 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date with respect to any worst of underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to a worst of underlier occurs or is continuing on such last possible call observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be a call observation date with respect to such worst of underlier. If a call observation date with respect to any worst of underlier does not occur on the applicable originally scheduled call observation date for your notes, such call observation date will occur on the latest of the call observation dates applicable to the relevant call payment date with respect to the worst of underliers.

Measurement Periods

The applicable pricing supplement may specify that your notes are subject to a knock-out event. In such a case, the following rules will apply unless otherwise specified in the applicable pricing supplement:

Notes Linked to a Single Underlier.    If the applicable pricing supplement specifies that your notes are subject to a knock-out event, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event occurs or is continuing on the determination date or the determination date is not a trading day. In that event, the last day of such measurement period will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible day of such measurement period or such last possible day is not a trading day, that day will nevertheless be the last day of such measurement period.

Notes Linked to a Basket of Underliers.    If the applicable pricing supplement specifies that your notes are subject to a knock-out event, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding days or dates in which the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing or such date is not a trading day with respect to any basket underlier except, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to any basket underlier. In that event, the last day of such measurement period with respect to any basket underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such basket underlier on which the calculation agent determines that a market disruption event with respect to such basket underlier does not occur and is not continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period with respect to any basket underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period with respect to any basket underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to any basket underlier occurs or is continuing on the day that is the last possible day of such measurement period applicable to such basket underlier or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last day of such measurement period with respect to such basket underlier.

Notes Linked to the Worst of Two or More Underliers.    If the applicable pricing supplement specifies that your notes are subject to a knock-out event, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding days or dates in which the calculation agent determines that a market disruption event with respect to any worst of underlier occurs or is continuing or such date is not a trading day with respect to any worst of underlier except, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to any worst of underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to any worst of underlier. In that event, the last day of such measurement period with respect to any worst of underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such worst of underlier on which the calculation agent determines that a market disruption event with respect to such worst of underlier does not occur and is not continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period with respect to any worst of underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period with respect to any worst of underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to any worst of underlier occurs or is continuing on the day that is the last possible day of such measurement period applicable to such worst of underlier or such last possible day is not a trading day with respect to such worst of underlier, that day will nevertheless be the last day of such measurement period with respect to such worst of underlier.

Consequences of a Market Disruption Event or a Non-Trading Day

Notes Linked to a Single Underlier.    If a market disruption event occurs or is continuing on a day that would otherwise be the determination date, any averaging date, any call observation date, or any coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Underlier”, “— Averaging Dates — Notes Linked to a Single Underlier”, “— Call Observation Dates — Notes Linked to a Single Underlier”, and “— Coupon Observation Dates — Notes Linked to a Single Underlier” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “— Stated Maturity Date”, — Call Payment Dates” or “— Coupon Payment Dates” as applicable, above. If the closing level (or adjusted closing level, if applicable) of the underlier that must be used to determine the cash settlement amount is not available on the postponed determination date, any postponed averaging date, any call observation date or any coupon observation date, as applicable, because of a market disruption event, or, in the case of a non-U.S. dollar denominated underlier that the calculation agent adjusts to its U.S. dollar equivalent, the exchange rate that must be used to determine the cash settlement amount is not available, or the occurrence of a non-trading day or for any other reason (except as described under “— Discontinuance or Modification of an Underlier” below), then the calculation agent will nevertheless determine the closing level of the underlier or the applicable exchange rate, if any, based on its assessment, made in its sole discretion, of the level of the underlier on that day.

Notes Linked to a Basket of Underliers.    If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date, any averaging date, any call observation date, or any coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Underliers”, “— Averaging Dates — Notes Linked to a Basket of Underliers”, “— Call Observation Dates — Notes Linked to a Basket of Underliers” and “— Coupon Observation Dates — Notes Linked to a Basket of Underliers” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “— Stated Maturity Date”, or “— Call Payment Dates”, above or “Coupon Payments — Coupon Payment Dates”, below. If the determination date or any averaging date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the basket closing level for the determination date, any postponed averaging date, any call observation date or any coupon observation date, as applicable, will be calculated based on (i) the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable postponed averaging date, call observation date or coupon observation date, as applicable, with respect to each such basket underlier, if any, (ii) the closing level or the exchange rate, if applicable, of each of the basket underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date or the applicable scheduled averaging date, as applicable, on which no market disruption event exists for that basket underlier (provided that, in the case of a basket underlier for which an adjusted closing level is applicable, if the unadjusted closing level or the applicable exchange rate was available on the originally scheduled determination date, the level or rate that was so available shall be used for purposes of calculating the adjusted closing level), and (iii) the calculation agent’s assessment, in its sole discretion, of the level of the underlier on the last possible postponed determination date or averaging date, as the case may be, with respect to each basket underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date or averaging date. As a result, this could result in the closing level and the applicable exchange rate, if any, of differing basket underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, for one or more basket underliers is determined for a determination date, averaging date, call observation date, or coupon observation date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Notes Linked to the Worst of Two or More Underliers.    If a market disruption event occurs or is continuing on a day that would otherwise be the determination date, any averaging date, any call observation date or any coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to the Worst of Two or More Underliers”, “— Averaging Dates — Notes Linked to the Worst of Two or More Underliers”, “— Call Observation Dates — Notes Linked to the Worst of Two or More Underliers”, “and — Coupon Observation Dates — Notes Linked to the Worst of Two or More Underliers” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “— Stated Maturity Date” or “— Call Payment Dates”, as applicable, above or “Coupon Payments — Coupon Payment Dates”, below. If the determination date or any averaging date is postponed due to a market disruption event or non-trading day with respect to one or more of the worst of underliers, the worst of closing level for the determination date, any postponed averaging date, any call observation date, or any coupon observation date, as applicable, will be calculated based on (i) the closing level (or the exchange rate, if applicable) of each of the worst of underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable postponed averaging date, call observation date, or coupon observation date, as applicable, with respect to each such worst of underlier, if any, (ii) the closing level (or the exchange rate, if applicable) of each of the worst of underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date or the applicable scheduled averaging date, as applicable, on which no market disruption event exists for that worst of underlier, and (iii) the calculation agent’s assessment, in its sole discretion, of the level of the underlier on the last possible postponed determination date or averaging date, as the case may be, with respect to each worst of underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date or averaging date. As a result, this could result in the closing level and the applicable exchange rate, if any, of differing worst of underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, for one or more worst of underliers is determined for a determination date, averaging date, call observation date, or coupon observation date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Coupon Payments

The notes may pay a coupon, if any, at a fixed rate, as specified in the applicable pricing supplement. For each coupon period, which will be specified in the applicable pricing supplement, a coupon may accrue at the coupon rate during each coupon observation date during such coupon period. The amount accrued during each coupon period will depend on whether the underlier, basket or worst of closing level on the applicable coupon observation date is greater than or equal to the coupon trigger level applicable to such coupon period, which will be specified in the applicable pricing supplement. Such a coupon will accrue on the face amount of each of your notes and will be calculated and paid as described in the accompanying prospectus supplement with regard to fixed rate notes, except that the coupons will accrue on a constant basis and that the coupon rate and the coupon payment dates will be those specified in the applicable pricing supplement and, as long as your notes are in global form, the regular record date for each coupon payment date will be the day specified in the accompanying prospectus, unless otherwise specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the coupon payment date scheduled for that date will instead occur on the postponed stated maturity date. No coupon will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Coupon Payment Dates

The coupon payment date or set of coupon payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such coupon payment date that date is not a business day, in which case such coupon payment date will be postponed to the next following business day.

A coupon payment date will also be postponed if the applicable originally scheduled coupon observation date for your notes, as specified in the applicable pricing supplement, is 3 or 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes and such coupon observation date is postponed as described under “— Coupon Observation Dates” below. In such a case, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon observation date to and including the actual coupon observation date. If, however, the applicable originally scheduled coupon payment date for your notes is 10 scheduled business days following the applicable originally scheduled coupon observation date for your notes, any postponement of the coupon observation date will not postpone the applicable coupon payment date.

Coupon Observation Dates

If the applicable pricing supplement specifies that your notes will accrue a coupon or coupons, the following rules will apply unless otherwise specified in the applicable pricing supplement:

Notes Linked to a Single Underlier.    If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes, in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, such coupon observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If an originally scheduled coupon payment date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, a coupon observation date will not be postponed to a date later than the corresponding originally scheduled coupon payment date or, if the corresponding originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is 10 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible coupon observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date. If a coupon observation date does not occur on the applicable originally scheduled coupon observation date, such coupon observation date will occur on the latest of the coupon observation dates applicable to the relevant coupon date.

Notes Linked to a Basket of Underliers.    If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for each basket underlier and for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on such day or such day is not a trading day with respect to any basket underlier. In that event, such coupon observation date with respect to any basket underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such basket underlier on which the calculation agent determines that a market disruption event with respect to such basket underlier does not occur and is not continuing. If an originally scheduled coupon payment date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, the coupon observation date with respect to any basket underlier will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is 10 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date with respect to any basket underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to such basket underlier occurs or is continuing on such last possible coupon observation date applicable to the relevant call payment date with respect to such basket underlier or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date with respect to such basket underlier. If a coupon observation date applicable to the relevant coupon payment date with respect to any basket underlier does not occur on the originally scheduled coupon observation date, such coupon observation date for your notes will occur on the latest of the coupon observation dates applicable to the relevant coupon payment date with respect to the basket underliers.

Notes Linked to the Worst of Two or More Underliers.    If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for each worst of underlier and for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any worst of underlier occurs or is continuing on such day or such day is not a trading day with respect to any worst of underlier. In that event, such coupon observation date with respect to any worst of underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such worst of underlier on which the calculation agent determines that a market disruption event with respect to such worst of underlier does not occur and is not continuing. If an originally scheduled coupon payment date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, the coupon observation date with respect to any worst of underlier will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is 10 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date applicable to the relevant coupon payment date with respect to any worst of underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to such worst of underlier occurs or is continuing on such last possible coupon observation date applicable to the relevant coupon payment date with respect to such worst of underlier or such last possible day is not a trading day with respect to such worst of underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date with respect to such worst of underlier. If a coupon observation date applicable to the relevant coupon payment date with respect to any worst of underlier does not occur on the originally scheduled coupon observation date for your notes, such coupon observation date will occur on the latest of the coupon observation dates applicable to the relevant coupon payment date with respect to the worst of underliers.

Discontinuance or Modification of an Underlier

If, with respect to an underlier that is an index, an underlier sponsor discontinues publication of the applicable underlier or, with respect to an underlier that is an exchange traded fund, the underlier is delisted from the exchange on which the underlier has its primary listing, and such underlier sponsor, if applicable, or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the applicable underlier or if the calculation agent designates a substitute underlier, then the calculation agent will determine the amount payable on a call payment date or the stated maturity date by reference to the substitute underlier. We refer to any substitute underlier approved by the calculation agent as a successor underlier.

If the calculation agent determines that, with respect to an underlier that is an index, the publication of an underlier is discontinued, or with respect to an underlier that is an exchange traded fund, the underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing, and there is no successor underlier, the calculation agent will determine the amount payable on a call payment date or the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable underlier.

If the calculation agent determines that an underlier, the underlier stocks comprising an underlier or any constituent index of an underlier or the method of calculating an underlier is changed at any time in any respect — including any split or reverse split of the applicable underlier as described under “— Anti-dilution Adjustments for Exchange Traded Funds” below, any addition, deletion or substitution and any reweighting or rebalancing of the constituent indices, if applicable, or the applicable underlier stocks, and whether the change is made by the applicable underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier stocks or their issuers, or is due to any other reason — and is not otherwise reflected in the level of the applicable underlier by the applicable underlier sponsor pursuant to the applicable underlier methodology described under “The Underliers” below or in the applicable pricing supplement, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable underlier or the method of its calculation and, in the case of notes linked to a basket of underliers, the applicable weighting multiplier or underlying weightings, as it believes are appropriate to ensure that the final underlier, basket or worst of level, used to determine the amount payable on a call payment date or the stated maturity date, is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding the amount payable on your notes and any other determination as applicable or as specified in the applicable product supplement, if any, and applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Anti-dilution Adjustments for Exchange Traded Funds

For notes linked to exchange traded funds, the calculation agent will have discretion to adjust the closing level of the underlier, any basket underlier or any worst of underlier, as applicable, if certain events occur. Exchange traded funds are registered investment companies that are eligible for trading on the exchanges on which they are listed. Generally, exchange traded funds (other than commodities based exchange traded funds) are subject to regulation under the Investment Company Act of 1940 and are restricted in their activities and have dividend requirements. In the event that any event other than a delisting or withdrawal from the relevant exchange occurs with respect to an exchange traded fund that is an underlier, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of the underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Interest Payments

Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

Redemption Date.    If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement.

Redemption Price.    If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

Notice of Redemption.    If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.

Price Dependent Redemption Right

If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the closing level of an underlier or the basket closing level, as applicable, on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

Price Dependent Redemption Period.    If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

Redemption Notice Date.    The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;

•

if your notes are linked to an underlier that is an exchange traded fund, anti-dilution provisions will apply to your notes as described under “— Anti-dilution Adjustments for Exchange Traded Funds” above;

•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and

•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series D medium-term notes, which include the notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each note as the outstanding principal amount of that note. Although the terms of the notes differ from those of the other Series D medium-term notes, holders of specified percentages in principal amount of all Series D medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series D medium-term notes, including the notes, except with respect to certain Series D medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series D medium-term notes, accelerating the maturity of the Series D medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Additional Disclosure About Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as trustee for the indenture under which the notes are being issued. Affiliates of the trustee have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. The trustee may have to resign if a default occurs with respect to the notes within one year after any offering of our securities underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under the indenture under which the notes are being issued and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason with 60 days notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act. In the accompanying prospectus dated September 19, 2011 under “Our Relationship with the Trustee,” we describe certain other circumstances in which the trustee may have to resign due to a conflict of interest.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series D medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a New York business day of the kind described in the accompanying prospectus, unless otherwise specified in the applicable pricing supplement.

Trading Day

When we refer to a trading day with respect to any underlier described herein that is an index other than the MSCI EAFE Index, MSCI Emerging Markets Index or the Euro STOXX 50® Index, we mean a day on which (i) the respective principal securities markets for all of the underlier stocks that comprise such underlier are open for trading, (ii) the underlier sponsor for such underlier is open for business and (iii) such underlier is calculated and published by the applicable underlier sponsor, unless otherwise specified in the applicable pricing supplement. Although an underlier sponsor may publish an underlier level with respect to the applicable underlier on a day when one or more of the principal securities markets for the underlier stocks for the applicable underlier are closed, that day would not be a trading day for purposes of the applicable underlier.

When we refer to a trading day with respect to the MSCI EAFE Index, MSCI Emerging Markets Index or the Euro STOXX 50® Index, we mean a day on which the MSCI EAFE Index, MSCI Emerging Markets Index or the Euro STOXX 50® Index, as the case may be, is calculated and published by the underlier sponsor, unless otherwise specified in the applicable pricing supplement. Therefore, in the case of the MSCI EAFE Index or MSCI Emerging Markets Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the underlier stocks for that index are closed on that day, if the underlier sponsor publishes that index level on that day. Similarly, in the case of the Euro STOXX 50® Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the underlier stocks for the Euro STOXX 50® Index are closed on that day, if the underlier sponsor publishes the Euro STOXX 50® Index level on that day.

With respect to any underlier that is an index that is not described in this general terms supplement, the applicable pricing supplement will specify the definition of trading day that will be applicable to your notes.

When we refer to a trading day with respect to any underlier that is an exchange traded fund, we mean a day on which (i) the exchange on which such underlier has its primary listing is open for trading and (ii) the price of one share of the underlier is quoted by the exchange on which such underlier has its primary listing.

Closing Level

Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an index, the closing level on any trading day will be the official closing level of the underlier or any successor underlier published by the underlier sponsor on such trading day for such underlier.

Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an exchange traded fund, the closing level on any trading day will equal the closing sale price or last reported sale price, regular way, for the underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which that underlier is listed for trading on that day, or

•	if the underlier is not listed on any national securities exchange, on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the closing price for that underlier on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Level of the Underlier

With respect to an underlier that is an index, the level of the underlier at any time on any trading day will be official level of the underlier or any successor underlier published by the underlier sponsor at any time on any trading day.

With respect to an underlier that is an exchange traded fund, the level of the underlier at any time on any trading day will be the sale price, regular way, for the underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which that underlier is listed for trading on that day, or

•	if the underlier is not listed on any national securities exchange, on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the sale price for that underlier at any time on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Market Disruption Event

With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier that is an index:

•

a suspension, absence or material limitation of trading in underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the applicable underlier or any constituent index of such underlier or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, or option or futures contracts, if available, relating to the applicable underlier or any constituent index of such underlier, or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier do not trade on what were the respective primary markets for those underlier stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” in the applicable product supplement, if any, or applicable pricing supplement.

The following events will not be market disruption events with respect to an underlier that is an index:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable underlier or any constituent index of such underlier or to any underlier stock.

For this purpose, an “absence of trading” in the primary securities market on which an underlier stock, or on which option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlier stock or in option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to that underlier stock or those contracts, or

•	a disparity in bid and ask quotes relating to that underlier stock or those contracts,

will constitute a suspension or material limitation of trading in that underlier or those contracts in that market.

For purposes of this subsection entitled “— Market Disruption Event”, a “constituent index of an underlier” with respect to the MSCI EAFE Index or MSCI Emerging Markets Index refers to the component country indices that comprise the MSCI EAFE Index or MSCI Emerging Markets Index. For any other underlier, the applicable pricing supplement will specify the constituent indexes of the underlier, if any, that comprise or underlie the underlier or basket underliers to which your notes may be linked.

The following events will be market disruption events with respect to an underlier that is an exchange traded fund:

•

a suspension, absence or material limitation of trading in the underlier on its primary market for more than two consecutive hours of trading or during the one half-hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

•

a suspension, absence or material limitation of trading in option or futures contracts relating to the underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	the underlier does not trade on what was the primary market for the underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” in the applicable product supplement, if any, or applicable pricing supplement.

The following events will not be market disruption events with respect to an underlier that is an exchange traded fund:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in option or futures contracts relating to the underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of the underlier is traded, or on which option or futures contracts, if available, relating to the underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the underlier or in option or futures contracts, if available, relating to the underlier in the primary market for that underlier or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to the shares of the underlier or those contracts, or

•	a disparity in bid and ask quotes relating to the shares of the underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of the underlier or those contracts in that market.

The following will be a market disruption event with respect to underliers that are denominated in currencies other than U.S. dollars or the underlying stocks of which trade in currencies other than U.S. dollars if such underliers are adjusted to reflect their U.S. dollar value:

•

with respect to the exchange rate applicable to such underlier or underlying stocks, a market disruption event will occur when the exchange rate is not available as specified in the applicable pricing supplement if the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” in the applicable product supplement, if any, or applicable pricing supplement.

A market disruption event with respect to one or more basket underliers or worst of underliers will not, by itself, constitute a market disruption event for the remaining unaffected basket underlier or underliers.

As is the case throughout this general terms supplement, references to an underlier in this description of market disruption events includes the applicable underlier, basket underliers or worst of underliers and any successor underlier as it may be modified, replaced or adjusted from time to time.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period.    The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions.    For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

THE UNDERLIERS

All information contained in this general terms supplement and the applicable pricing supplement regarding any underlier, basket underlier or worst of underlier, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, is derived from information prepared by the applicable underlier sponsor. Such information reflects the policies of, and is subject to change by, the applicable underlier sponsor. Each underlier or basket underlier is calculated and maintained by its respective underlier sponsor. Neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, has participated in the preparation of such documents or made any due diligence inquiry with respect to any underlier, basket underlier, worst of underlier or underlier sponsor in connection with the offering of the notes. In connection with the offering of the notes, neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, makes any representation that such information regarding any underlier, basket underlier, worst of underlier or underlier sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of notes (including events that would affect the accuracy or completeness of the information described in this general terms supplement or in the applicable pricing supplement) that would affect the value of any underlier, basket underlier or worst of underlier have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any redemption date with respect to the notes and therefore the market value of the notes.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the underlier stocks of any underlier, basket underlier or worst of underlier without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of notes, you should undertake an independent investigation of the applicable underlier, basket underlier or worst of underliers or of the issuers of the underlier stocks of the applicable underlier, basket underliers or worst of underliers to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any notes.

We are not incorporating by reference the website of any underlier sponsor to which we refer or any material it includes into this general terms supplement, the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. None of the underlier sponsors is under any obligation to continue to publish the applicable underliers and may discontinue publication of such underliers at any time.

In this general terms supplement and the applicable product supplement, if any, and/or pricing supplement, unless the context requires otherwise, references to any underlier or basket underlier listed below will include any successor underlier to such underlier, basket underlier or worst of underlier and references to the underlier sponsor will include any successor thereto.

The companies included in each of the underliers that are indexes are divided into industry sectors by the applicable underlier sponsor. The applicable pricing supplement will describe, to the extent available, the then-current percentage weight each sector has in the underlier, as well as the top ten constituents of the underlier by adjusted market capitalization, and, if applicable, the relative weight of the countries of incorporation of the underlying stock issuers that comprise the underlier. Sector designations are determined by the underlier sponsor using criteria it has selected or developed. Any underlier sponsor may use very different standards from another underlier sponsor to determine sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between underliers with different underlier sponsors may reflect differences in methodology as well as actual differences in the sector composition of the underliers.

As used here, the following terms generally have the meaning indicated below:

•

Large cap — a company with a large market capitalization (market capitalization is the number of shares outstanding, which may be adjusted to exclude certain shares, multiplied by the stock’s trading price) relative to other common stocks traded within the same market

•	Mid cap — a company with a market capitalization that is with range of the median relative to other common stocks traded within the same market

•	Small cap — a company with a small market capitalization relative to large cap and mid cap common stocks traded within the same market

•

Developed market — a developed, high income country with a formally regulated equity market that is characterized by having developed custody settlement mechanisms, dealing landscape and a relatively high total market capitalization; decisions on whether a market is developed, emerging or otherwise, and as to other categorization matters, are made by the underlier sponsor only and not by us or our affiliates

•

Emerging market — a developing country that is in the process of rapid industrialization with an income level that is generally less than developed countries and an equity market with reasonable or advanced market infrastructure.

Licenses

Unless otherwise specified in the applicable pricing supplement, Goldman Sachs or its affiliate has contracted or, to the extent required, will seek to acquire a contract with the sponsor or publisher of the index or indices to which your notes may be linked for the rights to use such index or indices and certain associated trademarks or service marks for each index. Goldman Sachs or its affiliate generally obtains these licenses either on an individual basis for a particular offering of notes or for a term of years. Although each of Goldman Sachs and its affiliates anticipates that it will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

S&P 500® Index

The S&P 500® Index, which we refer to as the S&P 500® Index, includes a representative sample of 500 leading companies in leading industries of the U.S. economy. The S&P 500® Index is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”). Additional information is available on the following website http://www.standardandpoors.com/indices/sp-500/en/us/?indexId=spusa-500-usduf—p-us-l—.

S&P intends for the S&P 500® Index to provide a performance benchmark for the U.S. equity markets. S&P calculates the value of the S&P 500® Index (discussed below in further detail) based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any underlier stock is the product of the market price per share times the number of the then outstanding shares of such underlier stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.

S&P divides the 500 companies included in the S&P 500® Index into ten Global Industry Classification Sectors. The Global Industry Classification Sectors include: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

Calculation of the S&P 500® Index

The S&P 500® Index is calculated using a base-weighted aggregate methodology. This discussion describes the “price return” calculation of the S&P 500® Index. The applicable pricing supplement will describe the calculation if the underlier for your notes is not the price return calculation. The value of the S&P 500® Index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P 500® Index times the number of shares of such stock included in the S&P 500® Index, and the denominator of which is the divisor, which is described more fully below.

The S&P 500® Index is also sometimes called a “base-weighted index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the underlier stocks’ share capital after the “base date.” The level of the S&P 500® Index reflects the total market value of all underlier stocks relative to the index’s base date of 1941-43. S&P set the base value of the S&P 500® Index on the base date at 10.

Maintenance of the S&P 500® Index

In order to keep the S&P 500® Index comparable over time S&P engages in an index maintenance process. The S&P 500® Index maintenance process involves changing the constituents, adjusting the number of shares used to calculate the S&P 500® Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P 500® Index. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected underlier stock and consequently of altering the aggregate market value of the underlier stocks following the event. In order that the level of the S&P 500® Index not be affected by the altered market value (which could be an increase or decrease) of the affected underlier stock, S&P derives a new divisor by dividing the post-event market value of the underlier stocks by the pre-event index value, which has the effect of reducing the S&P 500® Index’s post-event value to the pre-event level.

Constituent Changes

Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Constituent changes are generally announced one to five business days prior to the change. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include an unadjusted market capitalization of $4.0 billion or more, adequate liquidity, reasonable price, U.S. domicile, public float of 50% or more, industry sector, financial viability and, for IPOs, a seasoning period of six to twelve months. Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they violate one or more of the inclusion criteria. Companies that experience a trading halt may be retained or deleted in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. The timing of adjustments to the number of shares depends on the type of event causing the change, public availability of data, local market practice, and whether the change represents more than 5% of the float-adjusted share count. Changes as a result of mergers or acquisitions are implemented when the transaction occurs, regardless of the size of the change to the number of shares. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made at the quarterly share updates as described in the next sentence. Other changes will be implemented as soon as practicable if the change to the float-adjusted share count is more than 5%. For smaller changes, on the third Friday of the last month in each calendar quarter, S&P updates the share totals of companies in the S&P 500® Index as required by any changes in the float-adjusted number of shares outstanding. S&P implements a share freeze the week of the effective date of the quarterly share count updates. During this frozen period, shares are not changed except for certain corporate action events (merger activity, stock splits, rights offerings and certain share dividend payable events). After the float-adjusted share count totals are updated, the divisor is adjusted to compensate for the net change in the total market value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the index companies are carefully reviewed by S&P on a weekly basis, and when appropriate, an immediate adjustment is made to the divisor.

In addition, the S&P 500® Index is float-adjusted, meaning that the share counts used in calculating the S&P 500® Index reflect only those shares available to investors rather than all of a company’s outstanding shares. To this end, S&P defines three groups of shareholders whose holdings are presumed to be for control, rather than investment purposes. The groups are:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, or strategic partners or leveraged buyout groups;

•	holdings by government entities, including all levels of government within the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, funders of the company, or family trusts of officers, directors or founders. Second, holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

Within each group, holdings are totaled, and in cases where holdings of a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted share count to be used in S&P 500® Index calculations.

For each stock an Investable Weight Factor (IWF) is calculated:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held in one or more of the three groups listed above, where the group holdings exceed 10% of the outstanding shares.

Adjustments for Corporate Actions

There are a large range of corporate actions that may affect companies included in the S&P 500® Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P 500® Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. Several types of corporate actions, and their related adjustments, are listed in the table below.

Corporate Action	Share Count Revision Required?	Divisor Adjustment Required?
Stock split	Yes – share count is revised to reflect new count.	No – share count and price changes are off-setting
Change in shares outstanding (secondary issuance, share repurchase and/or share buy-back)	Yes – share count is revised to reflect new count.	Yes – divisor adjustment reflects change in market capitalization
Spin-off if spun-off company is not being added to the S&P 500® Index	No	Yes – divisor adjustment reflects decline in index market value (i.e. value of the spun-off unit)
Spin-off if spun-off company is being added to the S&P 500® Index and no company is being removed	No	No
Spin-off if spun-off company is being added to the S&P 500® Index and another company is being removed	No	Yes – divisor adjustment reflects deletion
Special dividends	No	Yes – calculation assumes that share price drops by the amount of the dividend; divisor adjustment reflects this change in index market value
Change in IWF	No	Yes – divisor change reflects the change in market value caused by the change to an IWF
Company added to or deleted from the S&P 500® Index	No	Yes – divisor is adjusted by the net change in market value
Rights Offering	No	Yes – divisor adjustment reflects increase in market capitalization (calculation assumes that offering is fully subscribed at the set price)

Disruptions due to Exchange Closure

When an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P will calculate the closing level of the S&P 500® Index based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the primary exchange for each stock in the S&P 500® Index. If an exchange fails to open due to unforeseen circumstances, the S&P 500® Index will use the prior day’s closing prices. If all exchanges fail to open, Standard & Poor’s may determine not to publish the S&P 500® Index for that day.

License Agreement between S&P and The Goldman Sachs Group, Inc.

S&P and The Goldman Sachs Group, Inc. (“GS Group”) have entered into a non-transferable, nonexclusive license agreement granting GS Group and its affiliates, in exchange for a fee, the right to use the S&P 500® Index (a trademark of S&P) in connection with the issuance of certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by S&P and S&P does not make any representation regarding the advisability of investing in the notes. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to GS Group is the licensing of certain trademarks and trade names of S&P and of the use of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to GS Group or the notes. S&P has no obligation to take the needs of GS Group or the owners of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be exchanged into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

MSCI Indices

The MSCI EAFE Index, MSCI Singapore Free Index and MSCI Taiwan Index (which we refer to collectively as the “MSCI Indices”), are stock indices calculated, published and disseminated daily by MSCI Inc., which we refer to as “MSCI”, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI EAFE Index, MSCI Singapore Free Index, MSCI Taiwan Index and MSCI Emerging Markets Index are all free float adjusted market capitalization indices, and are part of the MSCI Global Investable Market Indices, the methodology of which is described below. The indices are considered “standard” indices, which means they consist of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Global Investable Market Indices is available on the following website: http://www.mscibarra.com/products/indices/international_equity_indices/gimi/. Daily closing price information for the MSCI Indices is available on the following website: http://www.mscibarra.com/products/indices/international_equity_indices/performance.html.

MSCI EAFE Index.    The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and in Europe and Asia, which are, as of the date of this general terms supplement, Austria, Australia, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The constituent stocks of the MSCI EAFE Index are derived from the constituent stocks in the 22 MSCI standard single country indices for the developed market countries listed above. The end-of-day total return net U.S. dollar value for the MSCI EAFE Index is reported by Bloomberg under the ticker symbol “NDDUEAFE.”

MSCI divides the companies included in the MSCI EAFE Index into ten Global Industry Classification Sectors. The Global Industry Classification Sectors include: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

MSCI Singapore Free Index.    The MSCI Singapore Free Index is a developed market index that is designed to measure the market performance of equity securities in Singapore. The constituent stocks of the MSCI Singapore Free Index are selected from an eligible universe of equity securities listed on the Singapore Stock Exchange that includes companies listed on the Singapore Exchange and SESDAQ market segments. Eligible classes of securities include ordinary shares and business trusts. The MSCI Singapore Free Index has a base date of December 31, 1987. The end-of-day total return net U.S. dollar value for the MSCI Singapore Free Index is reported by Bloomberg under the ticker symbol “NDDUSG.”

MSCI divides the companies included in the MSCI Singapore Free Index into five Global Industry Classification Sectors. The Global Industry Classification Sectors include: Consumer Discretionary, Consumer Staples, Financials, Industrials and Telecommunication Services.

MSCI Taiwan Index.    The MSCI Taiwan Index is an emerging market index that is designed to measure the market performance of equity securities in Taiwan. The constituent stocks of the MSCI Taiwan Index are selected from an eligible universe of stocks listed on the Taiwan Stock Exchange and the GreTai Securities Market. Eligible classes of securities include common shares and preferred shares that exhibit characteristics of equity securities. The index has a base date of December 31, 1987. The end-of day total return net U.S. dollar value for the MSCI Taiwan Index is reported by Bloomberg under the ticker symbol “NDEUSTW.”

MSCI divides the companies included in the MSCI Taiwan Index into eight Global Industry Classification Sectors. The Global Industry Classification Sectors include: Consumer Discretionary, Consumer Staples, Energy, Financials, Industrials, Information Technology, Materials and Telecommunication Services.

MSCI Emerging Markets Index.    The MSCI Emerging Markets Index is intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are, as of the date of this general terms supplement, Brazil, Chile, China, Columbia, Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. The constituent stocks of the MSCI Emerging Markets Index are derived from the constituent stocks in the 21 MSCI standard single country indices for the emerging market countries listed above. The end-of-day total return net U.S. dollar value for the MSCI Emerging Markets Index is reported by Bloomberg under the ticker symbol “NDUEEGF.”

MSCI divides the companies included in the MSCI Emerging Market Index into ten Global Industry Classification Sectors. The Global Industry Classification Sectors include: Energy, Materials, Industrials, Consumer Discretionary, Consumer Staples, Health Care, Financials, Information Technology, Telecom Services and Utilities.

Construction of the MSCI Indices

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global

Industry Classification Standard. The index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. The MSCI EAFE Index and the MSCI Singapore Free Index are developed market indices, and the MSCI Taiwan Index is an emerging markets index. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

(i)        Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Conversely, mutual funds (other than business development companies in the U.S.), exchange-trade funds, equity derivatives, limited partnerships, and most investment trusts are not eligible for inclusion in the equity universe.

(ii)        Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes. The investability screens used to determine the investable equity universe in each market are:

(i)        Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

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First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

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Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

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The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of April 19, 2011, the equity universe minimum size requirement was set at US$140,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.

(ii)        Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)        Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by its twelve-month and three-month annualized traded value ratio. This measure attempts to screen out extreme daily trading volumes and takes into account the free float-adjusted market capitalization size of securities. In the calculation of a security’s annualized traded value ratio, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of the 3-month annualized traded value ratio and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month annualized traded value ratio, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month annualized traded value ratio and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month annualized traded value ratio, are required for inclusion of a security in a market investable equity universe of an emerging market.

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above US$10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

(iv)        Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of less than 0.15 will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

(v)        Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Indices, outside of a quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large Cap + Mid Cap + Small Cap)

•	Standard Index (Large Cap + Mid Cap)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices and emerging market indices, the market coverage for a standard index is 85%. As of April 2011, the global minimum size range for a developed market standard index is a full market capitalization of USD 2.02 billion to USD 4.47 billion, and the global minimum size range for a emerging market standard index is a full market capitalization of USD 1.01 billion to USD 2.32 billion.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

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If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the index in order to reach the minimum number of required constituents.

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At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices

Calculation Methodology for the MSCI Indices

The performance of the MSCI EAFE Index, the MSCI Singapore Free Index and the MSCI Taiwan Index is a free float weighted average of the U.S. dollar values of their component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange or exchanges in each market. In the event of a market disruption resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. Closing prices are converted into U.S. dollars, as applicable, using the closing exchange rates calculated by WM/Reuters at 4:00 P.M. London Time. The MSCI EAFE Index was launched on December 31, 1969, at an initial value of 100. The MSCI Singapore Free Index was launched on December 31, 1969, at an initial value of 100. The MSCI Taiwan Index was launched on December 29, 2000 at an initial value of 100.

Daily Total Return Methodology

The MSCI Indices are net daily total return indices. A daily total return index measures the market performance, including price performance and income from dividend payments, while a net daily total return index measures the price performance and income from dividends, net of certain withholding taxes. MSCI calculates withholding taxes uses the highest applicable withholding tax rate applicable to institutional investors. The current withholding tax rate used by MSCI to calculate the MSCI Singapore Free Index is 0% except for real estate investment trusts, in which case the rate is 10%, and the withholding tax rate used to calculate the MSCI Taiwan Index is 20%. This net income is reinvested in the index and thus makes up part of the total index performance. MSCI’s net daily total return methodology reinvests cash dividends in indices the day the security is quoted ex-dividend, or on the ex date. Certain dividends, including regular cash dividends and optional dividends, are reinvested in the index if, a day prior to the ex-date, the dividend impact on price is less than 5%. If the impact is 5% or more, the dividend will be reflected in the index through a price adjustment. A specific price adjustment is always applied for stock dividends at no cost to the shareholders, a return of capital or a dividend paid in the shares of another company. Cash payments related to corporate events, such as mergers and acquisitions, are considered on a case-by-case basis.

Maintenance of the MSCI Indices

In order to maintain the representativeness of the MSCI Indices, structural changes to each MSCI Index as a whole may be made by adding or deleting component securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, replicability and on minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed semi-annual timetable.

Ongoing event-related changes to the country indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the country indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa, and/or updates to the number of shares outstanding; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each semi-annual index review: the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed; and changes in “foreign inclusion factors” are implemented. During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.

Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

The MSCI EAFE Index is subject to currency exchange risk. Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component securities in the MSCI EAFE Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the component securities trade will result in an increase in the value of the MSCI EAFE Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE Index will be adversely affected and may reduce or eliminate any return on your investment. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE Index, and any negative currency impact on the MSCI EAFE Index may significantly decrease the value of the notes. The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI EAFE Index, which is converted into U.S. dollars.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement between MSCI Inc. and The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. (“GS Group”) will enter into a non-exclusive license agreement with MSCI, in exchange for a fee, whereby GS Group will be permitted to use the MSCI Indices in connection with the offer and sale of notes. GS Group is not affiliated with MSCI and the only relationship between MSCI and GS Group is the licensing of the use of the MSCI Indices and trademarks relating to the MSCI Indices.

The MSCI indices are the exclusive property of MSCI. MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by GS Group. Notes referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such notes. No purchaser, seller or holder of notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI INC. OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY GS GROUP. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO NOTES OR THE ISSUER OR OWNER OF NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY

OBLIGATION OR LIABILITY TO THE OWNERS OF NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GS, ITS CUSTOMERS OR COUNTERPARTIES, ISSUERS OF UNDERLIER LINKED-NOTES, OWNERS OF NOTES OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Hang Seng China Enterprises Index

All information relating to the Hang Seng China Enterprises Index, which we refer to as the China Enterprises Index, set forth in this general terms supplement reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited (“HSI Company Limited”), a wholly-owned subsidiary of Hang Seng Bank. The China Enterprises Index is a market capitalization weighted stock market index compiled, published and managed by HSI Company Limited. The China Enterprises Index was launched on August 8, 1994 to track the performance of all H-shares of Chinese enterprises listed on the Stock Exchange of Hong Kong Ltd. (“SEHK”), which was one year after the first H-share company was listed on SEHK. H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of Chinese enterprises. The China Enterprises Index had a base index of 1,000 at launch, but with the launch of the Hang Seng Composite Index Series on October 3, 2001, the China Enterprises Index was rebased with a value of 2,000 as at January 3, 2000 to align with the Hang Seng Composite Index Series. Additional information about the China Enterprises Index is available on the following website: http://www.hsi.com.hk/HSI-Net/HSI-Net. Additional information about the SEHK is available on the following website: http://www.hkex.com.hk/index.htm.

Composition and Selection Criteria

The universe of possible constituent stocks of the China Enterprises Index is comprised of all H-share companies that have their primary listing on the Main Board of the SEHK. From this universe, constituent stocks are removed from or added to the China Enterprises Index quarterly based on the following eligibility screening and selection process:

•	Listing history requirement. Constituent stocks should be listed for at least one month by the review cut-off date.

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Turnover screening. Turnover velocity in each of the past 12 months is calculated for each constituent stock as the quotient of the median of daily traded shares in a specific calendar month divided by the free-float-adjusted issued shares at month end. The minimum required turnover velocity for a constituent stock is generally 0.1%.

•	New constituents. A new constituent stock must maintain a 0.1% turnover velocity for at least ten out of the past 12 months and for all of the three most recent months.

•	Existing constituents. An existing constituent stock must maintain 0.1% turnover velocity for at least ten out of the past 12 months.

The 40 stocks that have the highest combined market capitalization ranking are selected as constituent stocks of the China Enterprises Index. Combined market capitalization is the sum of (i) full market capitalization, in terms of average month-end market capitalization in the past 12 months, and (ii) free-float-adjusted market capitalization, in terms of 12-month average market capitalization after free-float adjustment, each weighted by 50%. The average of the past month-end market capitalization is used for stocks with a listing history of less than 12 months.

The underlier sponsor divides the China Enterprises Index into industry sectors. The industry sectors are Conglomerates, Consumer Goods, Energy, Financials, Industrial Goods, Information Technology, Materials, Properties & Construction, Services, Telecommunications and Utilities.

Calculation Methodology

The China Enterprises Index is calculated using a free-float-adjusted market-weighted capitalization methodology. The discussion below describes the “price return” calculation of the China Enterprises Index. The applicable pricing supplement will describe the calculation if the underlier for your notes is not the price return calculation. Under this methodology, the following shareholdings, when exceeding 5% of shareholdings in the company on an individual basis, are viewed as non-free float and are excluded for index calculation purposes:

•	Strategic holdings: governments and affiliated entities or any other entities which hold substantial shares in a company are considered as non-free float unless otherwise proved;

•	Directors’ and management holdings: shares held by directors, members of the board committee, principal officers or founding members;

•	Cross-holdings: shares held by publicly traded companies or private firms/institutions; and

•	Lock-up shares: shares that are subject to a publicly disclosed lock-up arrangement.

Any A-shares (shares listed in Shanghai largely restricted to Chinese investors) with trading restrictions will be classified as non-free float, regardless of the shareholding percentage.

A free-float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares is rounded up to the nearest whole percentage for free-float adjustment factors of less than 10% and is otherwise rounded up to the nearest multiple of 5%. Free-float adjustment factors are reviewed quarterly. For companies with more than one class of shares, free-float adjustment factors will be calculated separately for each class of shares. A cap of 10% on individual stock weightings is applied, such that no individual constituent in the index will have a weighting exceeding a predetermined cap level on the index capping date.

The China Enterprises Index is calculated and disseminated every 15 seconds on each trading day and is calculated as the product of (i) the current aggregate free-float-adjusted market capitalization of constituents divided by the previous trading day’s aggregate free-float-adjusted market capitalization of constituents, (ii) multiplied by the previous trading day’s closing index level. The current aggregate free-float-adjusted market capitalization of constituents on any trading day is the product of the current price of the constituents, the actual total number of each class of H-shares issued by each constituent, the free-float adjustment factor (which is between zero and 1) and the cap factor (which is between zero and 1), in each case as determined on that trading day. A cap factor is calculated quarterly, such that no individual constituent in the index will have a weighting exceeding a predetermined cap level on the index capping date. The previous trading day’s aggregate free-float-adjusted market capitalization of constituents is the product of the closing price of the constituents on the previous trading day, the actual total number of each class of H-shares issued by each constituent, the free-float adjustment factor (which is between zero and 1), and the cap factor (which is between zero and 1), in each case as determined on that trading day.

Index Rebalancing

The adjustment of the free-float adjustment factor, the calculation of the cap factor, and the update of issued shares is undertaken quarterly.

The index may also be adjusted on an ad hoc basis in the event of certain corporate actions and events. A minimum notice period of two trading days will be given to index users for any ad hoc rebalance. For corporate actions, including bonus issues, rights issues, stock splits and stock consolidations, the issued shares will be updated simultaneously with the corporate action adjustment and will take effect on the ex-date. Other corporate events, including placing and issuance of new shares, will result in an adjustment to the free-float factor if the number of free-float issued shares changes by more than 10%. After the update, the index will be recapped if the weighting of any capped constituent fell below 5 percentage points from the cap level, or the weighting of any constituent is higher than 5 percentage points above the cap level.

In the event of ad hoc constituent changes, the index will only be recapped if the weighting of a newly included constituent is higher than the cap level. For ad hoc constituent deletion, no recapping will be undertaken.

Suspension of Stocks

A constituent stock will be removed from the China Enterprises Index if it has been suspended from trading on the SEHK for one month. Such a constituent may be retained in the China Enterprises Index only in exceptional circumstances if it is believed that the stock will resume trading in the near future. In the event of a stock suspension, the last traded price will be used for index calculation, regardless of the time of suspension.

Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The SEHK may also do so where: (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK listing rules; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including unexplained unusual movements in the price or trading volume of the securities, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the SEHK, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions in such cases will normally only be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company (a company whose net assets are comprised significantly of cash); (6) for issuers going into receivership or liquidation; or (7) where an issuer confirms that it will be unable to meet its obligation to disclose periodic financial information in accordance with the SEHK’s listing rules.

Trading on the SEHK

Trading on the SEHK is fully electronic through an Automatic Order Matching and Execution System. Trading on the SEHK takes place each Monday to Friday (excluding public holidays). The trading day consists of a pre-opening auction session from 9:00 a.m. to 9:30 a.m., followed by a morning trading session from 9:30 a.m. to 12:00 p.m., and an afternoon trading session from 1:30 p.m. to 4:00 p.m. (Hong Kong time). After March 5, 2012, the afternoon session is expected to commence at 1:00 p.m. and terminate at 4:00 p.m. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trades is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System. Because of the time differences between New York City and Hong Kong, on any normal trading day, using the last reported closing prices of the constituent stocks on the SEHK, the closing level of the China Enterprises Index on any such trading day generally will be calculated, published and disseminated in the United States by the opening of business in New York on the same business day.

In the event that the constituent stock prices are not available from the SEHK due to a market disruption event, the underlier sponsor will suspend real-time dissemination of the index level and will resume index services depending on the market activity recovery of the SEHK.

License Agreement between Hang Seng Indexes Company Limited and The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. (“GS Group”) has entered into a non-exclusive license agreement with Hang Seng Indexes Company Limited (“HSI Company Limited”) and Hang Seng Data Services Limited, in exchange for a fee, whereby GS Group will be permitted to use the index in connection with the offer and sale of the notes. GS Group is not affiliated with HSI Company Limited and Hang Seng Data Services Limited; the only relationship between HSI Company Limited and Hang Seng Data Services Limited and GS Group is the licensing of the use of the index and related trademarks.

Neither GS Group nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index.

The index is published and compiled by HSI Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng China Enterprises Index” are proprietary to Hang Seng Data Services Limited. HSI Company Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the index by GS Group in connection with the notes, BUT NEITHER HSI COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR

REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Company Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/ OR REFERENCE TO THE INDEX BY GS GROUP IN CONNECTION WITH THE NOTES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI COMPANY LIMITED IN THE COMPUTATION OF THE INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE NOTES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the notes in any manner whatsoever by any broker, holder or other person dealing with the notes. Any broker, holder or other person dealing with the notes does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

Russell 2000® Index

The Russell 2000® Index, which we refer to as the Russell 2000 Index, is an index calculated, published and disseminated by Russell Investment Group (“Russell”), and measures the composite price performance of stocks of 2,000 companies in the U.S. equity market. Additional information about the Russell 2000® Index is available on the following website: http://www.russell.com/Indexes/data/ fact_sheets/us/Russell_2000_Index.asp.

Russell divides the 2,000 companies included in the Russell 2000 Index into ten sectors. The sectors include: Consumer Discretionary, Consumer Staples, Energy, Financial Services, Health Care, Industrials, Materials & Processing, Producer Durables, Technology and Utilities.

The index includes approximately 2,000 of the smallest securities that form the Russell 3000® Index. The Russell 3000® Index is comprised of the 3,000 largest companies, or 98% based on market capitalization, of the investable U.S. equity market. The Russell 2000 Index represents approximately 10% of the total market capitalization of the Russell 3000® Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of Constituent Stocks of the Russell 2000 Index

The Russell 2000 Index is a sub-index of the Russell 3000® Index. To be eligible for inclusion in the Russell 3000® Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on the last trading day of May of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S.

index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

A company is included in the U.S. equity markets and is eligible for inclusion in the Russell 3000® Index, and consequently, the Russell 2000 Index, if that company incorporates in, has its headquarters in and also trades with the highest liquidity (as defined by a two-year average daily dollar trading volume from all exchanges) in the United States or its territories. If a company satisfies any one of these criteria and the primary location of that company’s assets or its revenue, based on an average of two years of assets or revenues data, is also in the United States, that company will also be considered part of the U.S. equity market. In addition, if there is insufficient information to assign a company to the U.S. equity markets based on its assets or revenue, the company may nonetheless be assigned to the U.S. equity markets if the headquarters of the company is located in certain “benefit-driven incorporation countries”, or “BDIs”, and that company’s most liquid stock exchange is also in the United States. The BDI countries are Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama and Turks and Caicos Islands. ADRs and ADSs are not eligible for inclusion in the Russell 2000 Index.

Exclusions from the Russell 2000 Index

Russell specifically excludes the following securities from the Russell 2000 Index: (i) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (ii) royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies and limited partnerships; (iii) companies with a total market capitalization less than $30 million; (iv) companies with only a small portion of their shares available in the marketplace (companies with 5% or less float); and (v) bulletin board, pink sheets or over-the-counter traded securities.

Initial List of Eligible Securities

The primary criterion Russell uses to determine the initial list of securities eligible for the Russell 3000® Index and consequently, the Russell 2000 Index, is total market capitalization, which is calculated by multiplying the total outstanding shares for a company times the market price as of the last trading day in May. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on their primary exchange on the last trading day of May of each year to be eligible for inclusion in the Russell 2000 Index. In order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last trading day of May, it will be considered eligible if the average of the daily closing prices from their primary exchange during the month of May is equal to or greater than $1.00.

Annual Reconstitution

The Russell 2000 Index is reconstituted annually by Russell to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization on the last trading day in May, with the actual reconstitution effective on the first trading day following the final Friday of June each year, unless the final Friday in June is the 28th, 29th or 30th, in which case reconstitution will be effective on the preceding Friday. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Index Calculation and Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the underlier stocks relative to the capitalization on a base date. This discussion describes the “price return” calculation of the Russell 2000 Index. The applicable pricing supplement will describe the calculation if the underlier for your notes is not the price return calculation. The current Russell 2000 Index value is the compounded result of the cumulative daily (or monthly) return percentages, where the starting value of the index is equal to the base value (100) and base date (December 31, 1978). Returns between any two dates can then be derived by dividing the ending period index value (IV1) by the beginning period (IV0) index value, so that the return equals [(IV1 / IV0) –1]*100. The ending period index value, for purposes of calculating the Russell 2000 Index value, on any date is determined by adding the market values of the underlier stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded and NASDAQ stocks. In the event of a market disruption resulting in any underlier stock price to be unavailable, Russell will generally use the last reported price for such underlier stock for the purpose of performance calculation.

Constituent stocks of the index are weighted in the Russell 2000 Index by their free-float market capitalization, which is calculated by multiplying the primary closing price by the number of free-float shares. Free-float shares are shares that are available to the public for purchase as determined by Russell. Russell determines shares available to the public for purchase based on information recorded in corporate filings with the Securities and Exchange Commission and other reliable sources in the event of missing or questionable data. Russell removes the following types of shares from total market capitalization to arrive at free-float market capitalization:

Corporate cross-owned shares — shares of a company in the index that are held by another company that is included in any other Russell index;

Large private and corporate holdings —shares held by an individual, a group of individuals acting together or a corporation (that is included in the index) if such shareholdings constitute 10% or more of the shares outstanding. Institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms, are not excluded unless the firm has a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and excluded;

ESOP or LESOP shares — shares held by employee stock ownership plans and leveraged employee stock ownership plans that comprise 10% or more of a company’s outstanding shares;

Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange;

Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

Government holdings — shareholdings listed as “government of”. Shares held by government investment boards and/or investment arms are treated like shares held by large private shareholdings and are excluded if the number of shares is greater than 10% of outstanding shares. Shares held by a government pension plan are considered institutional holdings and will not be excluded.

Corporate Actions Affecting the Index

Russell adjusts the index in response to certain corporate actions and events. The adjustment is applied when Russell determines that the corporate action or event is final based on sources of public information, including press releases and Securities and Exchange Commission filings. Prior to the completion of a corporate action or event, Russell estimates the effective date. Russell will then adjust the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, Russell will generally either (1) apply the action after the close of the then-current market day (t) or (2) apply the action after the close of the following day (t + 1). Russell applies the following methodology guidelines when adjusting the index in response to corporate actions and events:

No Replacement” Rule — Securities that are deleted from the Index between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Index over the past year will fluctuate according to corporate activity.

Mergers and Acquisitions —

Between constituents: When mergers and acquisitions take place between companies that are both constituents of a Russell index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. Russell categorizes the surviving entity based on a weighted average of the market value of the two companies prior to the merger using market values as of the day immediately before Russell determines that the action or event is final.

Between a constituent and a non-constituent: If the acquiring company is not a member of a Russell index, Russell will analyze the transaction to determine whether it constitutes a reverse merger. A reverse merger occurs when the acquiring company is a private, non-publicly traded company or OTC company, and the acquisition results in a transaction whereby a new publicly traded company is created that meets all of the requirements for inclusion in a Russell index based on market capitalization using the opening price on the day after the merger or acquisition is considered final. In such a case, the newly formed entity will be placed in the Russell 2000 Index, if appropriate, and the acquired company simultaneously removed from the Russell 2000 Index, after the close of the market on the day after the merger is considered final. If the event does not qualify as a reverse merger, the acquired company is deleted after the action is determined to be final.

Reincorporation — Members of a Russell U.S. index, like the Russell 2000 Index, that reincorporate to another country and continue to trade in the United States and companies that reincorporate to the United States during the year are analyzed for assignment by Russell during annual reconstitution. Members that reincorporate in another country and no longer trade in the United States are immediately deleted from the Russell U.S. indices.

Rights Offerings — Rights offered to shareholders are reflected in the index on the date the offer expires for non-transferable rights and on the ex-date for transferable rights. In both cases, the price is adjusted to account for the value of the right on the ex-date and the shares are increased according to the terms of the offering on that date. Rights issued in anticipation of a take-over event are excluded from this treatment.

Spin-offs and Initial Public Offerings — The only additions between reconstitution dates result from spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. Eligible initial public offerings are added to the Russell 2000 Index at the end of each calendar quarter.

Tender Offers — A company acquired as the result of a tender offer is removed when the offer has fully expired and when it is determined that the company will finalize the process with a short-form merger. Because this information is typically not available until after the close, the company will be removed the day after the process is final at the last traded market price.

Delisted and Halted Stocks — When stocks are deleted from the index as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day the action is final (t), or the following day (t+1) using the closing OTC bulletin board price. Halted securities are not removed from the index until the time they are actually delisted from the exchange. If a security is halted, it remains in the index at the last traded price until the security resumes trading or is officially delisted.

Bankruptcy and Voluntary Liquidations — Companies that file for a Chapter 7 liquidation bankruptcy or have filed a liquidation plan will be removed from the index at the time of the bankruptcy filing; whereas companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. If a company files for bankruptcy, is delisted and it can be confirmed that it will not trade OTC, Russell may remove the stock at a nominal price of $0.0001.

Stock Distributions — A price adjustment for stock distributions is applied on the ex-date of the distribution. When the number of shares for the distribution is fixed, Russell increases the number of shares on the ex-date. When the number of shares is an undetermined amount based on future earnings and profits, Russell increases the number of shares on the pay-date.

Updates to Share Capital — Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-index member and other potential changes are generally updated at the end of the month in which the change is reflected in vendor-supplied updates. Russell verifies this information using publicly available information filed with the Securities and Exchange Commission. Russell only applies such changes if the aggregate change in the number of shares outstanding is greater than 5%. The float factor determined during the most recent annual reconstitution is applied to this figure, and only the available shares will be added to the index. No such changes are made in June due to the most recent annual reconstitution.

License Agreement between Russell Investment Group and The Goldman Sachs Group, Inc.

Frank Russell Company and Goldman Sachs International have entered into a non-exclusive license agreement, granting The Goldman Sachs Group, Inc. (“GS Group”), in exchange for a fee, permission to use the Russell 2000® Index in connection with the offer and sale of the notes. GS Group is not affiliated with Russell; the only relationship between Russell and GS Group is the licensing of the use of the Russell 2000 Index (a trademark of Russell) and trademarks relating to the Russell 2000 Index.

GS Group does not accept any responsibility for the calculation, maintenance or publication of the Russell 2000 Index or any successor index.

The notes are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. Russell’s only relationship to GS Group is the licensing of certain trademarks and trade names of Russell and of the Russell 2000 Index which is determined, composed and calculated by Russell without regard to GS Group or the notes. Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GS GROUP, INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

FTSE® 100 Index

The FTSE® 100 Index, which we refer to as the FTSE 100 Index, is a market capitalization-weighted index of the 100 most highly capitalized U.K.-domiciled blue chip companies traded on the London Stock Exchange. The index was developed with a base level of 1,000 as of December 30, 1983. The FTSE 100 Index is calculated, published and disseminated by FTSE International Limited, a company owned equally by the London Stock Exchange Plc (the “Exchange”) and The Financial Times Limited (“FT”) . Additional information on the FTSE 100 Index is available from the following website: www.ftse.com/uk.

FTSE divides the 100 companies included in the FTSE 100 Index into ten sectors. The sectors include: Oil & Gas, Basic Materials, Industrials, Consumer Goods, Health Care, Consumer Services, Telecommunications, Utilities, Financials and Technology.

FTSE 100 Index Composition and Selection Criteria

The FTSE 100 Index consists of the 100 largest U.K.-domiciled blue chip companies, based on full market capitalization, that pass screening tests for price and liquidity. The FTSE Europe/Middle East/Africa Regional Committee meets quarterly to review the constituents of the index. These meetings are held on the Wednesday after the first Friday in March, June, September and December. Any constituent changes are implemented on the next trading day following the expiration of the London International Financial Futures Exchange futures and options contracts, which normally takes place on the third Friday of the same month.

Eligibility Standards

Only “Premium Listed” equity shares, as defined by the Financial Services Authority in its List Rules Sourcebook, are eligible for inclusion in the FTSE 100 Index. Eligible stocks must pass price and liquidity screens before being included in the index. Additionally, a stock must generally have a free float (as described below) greater than 15%, although stocks with a free float greater than 5% but less than or equal to 15% are eligible if their full market capitalization exceeds US$5 billion.

Price Screen — With regard to the price screen, the Committee must be satisfied that an accurate and reliable price exists for purposes of determining the market value of a company. To be eligible for inclusion in the FTSE 100 Index, a stock must have a full listing on the London Stock Exchange with a Sterling-dominated price on SETS (SETS is the London Stock Exchange’s trading service for UK blue chip securities). For companies with multiple lines of equity, a Euro or US Dollar denominated price may also be included where there is an eligible Sterling line in certain situations.

Liquidity Screen — With regard to liquidity, each eligible stock is tested for liquidity by calculating its median daily trading per month. The median trade is calculated by ranking each daily trade total and selecting the middle-ranking day. A stock not presently included in the FTSE 100 Index that does not turnover at least 0.035% of its shares in issue (after application of any investability weightings) based on its median daily trade per month in at least 10 of the 12 months prior to the annual index review in June will not be eligible for inclusion until the next annual review. An existing constituent failing to trade at least 0.025% of its shares in issue (after the application of any investability weightings) based on its median daily trade per month for at least eight of the 12 months prior to the annual index review will be removed from the FTSE 100 Index and will not be eligible for inclusion until the next annual review. New issues will become eligible for inclusion in the index at the quarterly review following their issuance provided that they have a minimum trading record of at least 20 trading days prior to the review date and that they have turned over at least 0.035% of their shares in issue (after the application of any investability weightings) based on their median daily trade per month in each month since their listing.

Market Capitalization Ranking — Eligible stocks that pass the price and liquidity screens are ranked by the Committee according to their full market capitalization (that is, before the application of any investability weightings). Only the quoted equity capital of a constituent company will be included in the calculation of its market capitalization. Where a company has two or more classes of equity, secondary lines will be included in the calculation of the market capitalization of the company only if those lines are significant and liquid. The Committee will add a stock to the FTSE 100 Index at the quarterly review if it has risen to 90th place or above on the full market capitalization rankings and will delete a stock at the quarterly review it has fallen to 111th place or below on these rankings. Market capitalization rankings are calculated using data as of the close of business on the day before the review.

100 Constituent Limitation — The FTSE 100 Index always contains 100 constituents. If a greater number of companies qualify to be inserted in the index than qualify to be removed, the lowest ranking constituents of the index will be removed so that the total number of stocks remains at 100 following inclusion of those that qualify to be inserted. Likewise, if a greater number of companies qualify to be removed than to be inserted at the quarterly review, securities of the highest ranking companies that are then not included in the FTSE 100 Index will be inserted to match the number of companies being removed, in order to maintain the total at 100.

Index Calculation

The FTSE 100 Index is an arithmetic weighted index where the weights are the market capitalization of each company. This means that the price movement of a larger company (that is, one representing larger percentage of the index) will have a greater effect on the price of the index than will the price movement of a smaller company (that is, one representing a smaller percentage of the index).

The FTSE 100 Index is calculated and disseminated every 15 seconds on each trading day. The value of the index is represented by a fraction, (a) the numerator of which is the sum of the products of (i) the price of each component stock, (ii) the number of shares issued for each such component and (iii) a free float factor for each such component (described more fully below), and (b) the denominator of which is a divisor. The divisor represents the total issued share capital of the index on the base date; the divisor may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the index.

As noted above, a free float factor is applied to each index component. By employing this approach, FTSE uses the investable market capitalization, not the full market capitalization, of each constituent to determine the value of the FTSE 100 Index. Investable market capitalization depends on free float. The following are excluded from free float: trade investments in a constituent company by either another constituent or by a non-constituent entity; significant long-term holdings by founders, directors and/or their families; employee share schemes if they include transfer restrictions; government holdings; and portfolio investments subject to lock-in clauses (for the duration of the clause).

Index Maintenance

The FTSE 100 Index is reviewed quarterly for changes in free float. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action that affects the index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

At each quarterly review, the Committee publishes a Reserve List containing the six highest ranking non-constituents of the FTSE 100 Index. The Reserve List will be used in the event that one or more constituents are deleted from the index during the period up to the next quarterly review. If a merger or takeover results in one index constituent being absorbed by another constituent, the resulting company will remain a constituent and a vacancy will be created. This vacancy will be filled by selecting the highest ranking security in the Reserve List as at the close of the FTSE 100 Index calculation two days prior to the deletion and related indices adjusted. If an index constituent is taken over by a non-constituent company, the original constituent will be removed and replaced by the highest ranking non-constituent on the Reserve List. Any eligible company resulting from the takeover will be eligible to become the replacement company if it is ranked higher than any other company on the Reserve List. If a constituent company is split to form two or more companies, then the resulting companies will be eligible for inclusion as FTSE 100 Index constituents, based on their respective full market capitalizations (before the application of any investability weightings), provided that they qualify in all other respects. If a constituent is delisted or ceases to have a firm quotation, it will be removed from the list of constituents and be replaced by the highest ranking eligible company from the Reserve List.

Capitalization Adjustments

Unless the FTSE Europe/Middle East/Africa Regional Committee deems it inappropriate, a premium listed secondary line will be considered for index inclusion if its full market capitalization, i.e. before the application of any investability weightings, is greater than 25% of the full market capitalization of the company’s principal line and the secondary line is eligible, in its own right. Should the full market capitalization of a secondary line fall below 20% of the full market capitalization of the company’s principal line at an annual review, the secondary line will be deleted from the FTSE 100 Index unless its full market capitalization remains above the qualification level for continued inclusion as a constituent of the FTSE 100 Index at that review. Where a company has partly paid shares, these shares, together with the outstanding call(s), are both included in the FTSE 100 Index. Warrants to purchase ordinary shares and convertible securities are not included in the FTSE 100 Index until they are exercised or converted

Share Weighting Changes — For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes will be made quarterly after the close of business on the third Friday of March, June, September and December.

If a corporate action is applied to a constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action. If accumulated changes in the number of shares in issue add up to 10% or more or when an accumulated share change represents $2 billion of a company’s total market capitalization, they are implemented between quarters. If an adjustment is made, it will be applied for the first time at the next review in March of the following year. All adjustments are made before the start of the index calculation on the day concerned, unless market conditions prevent this.

Shares in Issue Increase — When a company increases the number of shares it has in issue, the market capitalization of that company increases and the total market capitalization will rise accordingly. The index divisor is adjusted to maintain a constant index value.

Weighting Amendments — The market capitalization of a company is adjusted to take account of various corporate actions. To prevent the value of the FTSE 100 Index changing due to such an event, all corporate actions which affect the market capitalization of the FTSE 100 Index require an offsetting divisor adjustment. By adjusting the divisor, the value of the FTSE 100 Index remains constant before and after the event. Below is a summary of the more frequent corporate actions and their resulting adjustment.

Type of Corporate Action	Adjustment	Adjustment to Divisor
Issue of new shares	Share weighting increased	Yes
Share repurchase	Share weighting decreased	Yes
Bonus issue or stock split	Share weighting multiplied by four. Share price divided by four	No

Rights Issues — A rights issue is where a company raises new capital by offering shareholders additional shares at a set ratio with a discount to the market price. The rights become attached to the shares on a set date — the ex-date. On this date, the price of the company’s underlying shares will fall by the value of the rights. The effect of the rights issue is to increase the market capitalization of the company by the value of the additional shares created by the rights issue less the value of the fall in the share price. The share weighting of the company and index divisor are also adjusted to prevent the index falling in line with the reduction in the share price on the ex-date.

In the event that the market price is equal to or below the rights offer price at the close of business immediately before trading ex-dividend, no adjustments will be made. In this circumstance, any resulting new shares will only be added to the index weighting once the take-up proportion is known and together with any associated change to the company’s free float.

Market Disruption

If there is a system problem or situation in the market that is judged by FTSE to affect the quality of the constituent prices at any time when an index is being calculated, the index will be declared indicative (e.g. normally where a “fast market” exists in the equity market). The message “IND” will be displayed against the index value calculated by FTSE. The FTSE Europe Regional Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists. The FTSE Europe Regional Committee may exclude a security from the FTSE 100 Index should it consider that an “accurate and reliable” price is not available.

License Agreement between FTSE and The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. (“GS Group”) will enter into a license agreement with FTSE International Limited, in exchange for a fee, whereby GS Group is permitted to use the FTSE® 100 Index in connection with the issuance of certain securities, including the notes. GS Group is not affiliated with FTSE; the only relationship between FTSE and GS Group is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index.

FTSE is under no obligation to continue the calculation and dissemination of the FTSE 100 Index. The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the Exchange or by FT (together the “Licensor Parties”) and none of the Licensor Parties make any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index (the “Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. None of the Licensor Parties shall be liable (whether in negligence or otherwise) to any person for any error in the Index and none of the Licensor Parties shall be under any obligation to advise any person of any error therein.

“FTSE® ” is a trade mark of the Exchange and the FT and is used by FTSE under license.

FTSE determines, composes and calculates the FTSE 100 Index without regard to the notes. FTSE has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the FTSE 100 Index. FTSE is not responsible for and has not participated in the determination of the terms, prices or amount of the notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of the notes payable at the stated maturity date or upon redemption. FTSE has no obligation or liability in connection with the administration, marketing or trading of the notes.

GS Group does not accept any responsibility for the calculation, maintenance or publication of the FTSE 100 Index or any successor index. FTSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial underlier level, final underlier level, closing level of the FTSE 100 Index or any amount payable upon maturity or redemption of the notes.

Euro STOXX 50® Index

The Euro STOXX 50® Index, which we refer to as the Euro STOXX 50 Index, is a capitalization-weighted index of 50 European blue-chip stocks and was created by STOXX Limited. Publication of the Euro STOXX 50 Index began on February 26, 1998, based on an initial index value of 1,000 as of December 31, 1991. The Euro STOXX 50 Index is published in The Wall Street Journal. The level of the Euro STOXX 50 Index is disseminated on, and additional information about the index is published on, the STOXX Limited website: http://www.stoxx.com.

Euro STOXX 50 Index Composition.

The Euro STOXX 50 Index is composed of 50 underlier stocks of market sector leaders from within the 19 Euro STOXX Supersector Indices, which represents the Eurozone portion of STOXX 600 Supersector indices. The underlier stocks have a high degree of liquidity and represent the largest companies across all market sectors. The 19 Supersectors included in the Euro STOXX 50 Index are Automobile & Parts, Banks, Basic Resources, Chemicals, Construction & Materials, Financial Services, Food & Beverage, Health Care, Industrial Goods and Services, Insurance, Media, Oil & Gas, Personal & Household Goods, Real Estate, Retail, Technology, Telecommunications and Utilities.

Maintenance of the Euro STOXX 50 Index

The composition of the Euro STOXX 50 Index is reviewed by STOXX Limited annually in September. Within each of the 19 Euro STOXX Supersector indices, the respective index component stocks are ranked by free–float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free–float market capitalization of the corresponding Euro STOXX Total Market Index Supersector index. If the next–ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current Euro STOXX 50® components are added to the selection list. The stocks on the selection list are then ranked by free–float market capitalization. In exceptional cases, the STOXX Limited Supervisory Board may make additions and deletions to the selection list. The 40 largest stocks on the selection list are chosen as index components. Any remaining current components of the Euro STOXX 50® ranked between 41 and 60 are added as index components. If the number of index components is still below 50, then the largest stocks on the selection list are added until the index contains 50 stocks.

The component stocks of the Euro STOXX 50 are monitored on an ongoing monthly basis. Corporate actions (including initial public offerings, mergers and takeovers, spin–offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and made effective in line with the type of corporate action and the magnitude of the effect.

Deletion and Replacement of Component Stocks

The components stocks of the Euro STOXX 50 Index are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it has been ranked 75 or below for a consecutive period of two months in the monthly selection list. The highest-ranked non-component stock will replace the existing component stock. The Euro STOXX 50 Index is also subject to a “fast entry” rule. An initial public offering stock is reviewed for fast-track addition during the next quarterly review. The IPO stock is added if it qualified for the latest selection list in February, May, August or November, if it ranked within the top 60 stocks on the selection list and it was the largest non-component on the selection list. If added, the IPO component stock replaces the smallest component stock.

A deleted stock is replaced immediately to maintain the fixed number of stocks. Usually, the replacement is based on the latest monthly selection list. In the case of a merger and acquisition where a component stock is involved, the original component stock is replaced by the new component stock. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition, when ranked within the top 40 stocks on the selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the smallest current component stock, provided such next qualifying spin-off stock is larger.

The free float factors for each underlier stock that STOXX Limited uses to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review (subject to certain exceptions for extraordinary adjustments, which may be implemented and made effective more quickly). Each component’s weight is capped at 10% of the Euro STOXX 50 Index’s total free float market capitalization. The free float factor reduces the underlier stock’s number of shares to the actual amount available on the market. All holdings that are larger than five percent of the total outstanding number of shares and shares held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by government, stock owned by certain individuals or families, and restricted shares).

Index Calculation

STOXX Limited calculates the Euro STOXX 50 Index using the “Laspeyres formula,” which measures the aggregate price changes in the underlier stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the Euro STOXX 50 Index. The applicable pricing supplement will describe the calculation of the Euro STOXX 50 Index if the underlier for your notes is not the price return calculation. The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Free float market	=	Euro STOXX 50 Index
capitalization of the Index		divisor

The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the product of the price, number of shares, free float factor and weighting cap factor for each underlier stock as of the time the Euro STOXX 50 Index is being calculated. Where any index component stock price is unavailable on any trading day, the underlier sponsor will generally use the last reported price for such component stock.

Euro STOXX 50 Divisor

The Euro STOXX 50 Index is calculated using a divisor that helps to maintain the continuity of the index’s value so that corporate actions do not artificially increase or decrease the underlier level or the level of the Euro STOXX 50 Index.

The divisor is calculated by starting with the previous divisor in effect (which we call the “original divisor value”) for the index and multiplying it by a fraction, the numerator of which is the sum for all underlier stocks (calculated on an individual stock basis) of the original divisor value for that underlier stock (as described below), plus or minus the difference between the adjusted free float market capitalization of that stock and the original free float market capitalization of that stock, calculated using the values used to calculate the original divisor value, and the denominator of which is that stock’s original divisor value. The adjusted free float market capitalization is calculated for underlier stocks that have experienced a corporate action of the type described below as of the time the new divisor value is being calculated using the free float market capitalization calculated with adjusted closing prices, the new number of shares, and the free float factor minus the free float market capitalization calculated with that stock’s original closing price, number of shares, and free float factor, in each case as used in calculating the original divisor value. The original divisor value is the sum for all underlier stocks (calculated on an individual stock basis using the values at the time the previous calculation of the divisor was made) of the product of (i) the stock price of that underlier stock, times (ii) the number of shares of such underlier stock, times (iii) the free float factor, times (iv) the weighting cap factor. Errors in divisor calculation are corrected on an intraday basis if discovered on the same day the new divisor is published. If the error is discovered later, the error is corrected on an intraday basis if feasible and only if the error is considered significant by the STOXX Management Board.

Divisor Adjustments

STOXX Limited adjusts the divisor for the Euro STOXX 50 Index to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any underlier stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the underlier stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split:

Adjusted price = closing price * A / B

New number of shares = old number of shares * B / A

Divisor: no change

(2) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(3) Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(4) Stock dividend of another company:

Stock dividends from treasury stock will be adjusted as cash dividends.

Adjusted price = (closing price * A – price of other company * B) / A

Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price – capital return announced by company * (1– withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares) – (tender price * number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(7) Spin–off:

Adjusted price = (closing price * A – price of spun–off shares * B) / A

Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held
•	If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

-	If rights are applicable after stock distribution (one action applicable to other):
•	Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * (1 + C / A))
•	New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A
•	Divisor: increases

-	if stock distribution is applicable after rights (one action applicable to other):
•	Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
•	New number of shares = old number of shares * ((A + C) * (1 + B / A))
•	Divisor: increases

-	Stock distribution and rights (neither action is applicable to the other):
•	Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
•	New number of shares = old number of shares * (A + B + C) / A
•	Divisor: increases

License Agreement between STOXX Limited and The Goldman Sachs Group, Inc.

The Euro STOXX 50® Index is the intellectual property of (including registered trademarks) STOXX Limited and/or its licensors (collectively, the “Licensors”). The license agreement between the Licensors and Goldman Sachs International provides that the following language must be set forth in this general terms supplement:

The Licensors have no relationship to The Goldman Sachs Group, Inc. (“GS Group”), other than the licensing of GS Group to use The Euro STOXX 50 Index and the related trademarks for use in connection with the notes.

The Licensors do not:

•	Sponsor, endorse, sell or promote the notes.
•	Recommend that any person invest in the notes or any other securities.
•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.
•	Have any responsibility or liability for the administration, management or marketing of the notes.
•	Consider the needs of the notes or the owners of the notes in determining, composing or calculating The Euro STOXX 50 Index or have any obligation to do so.

The Licensors will not have any liability in connection with the notes. Specifically,

•	The Licensors do not make any warranty, express or implied and disclaim any and all warranty about:
•	The results to be obtained by the notes, the owner of the notes or any other person in connection with the use of The Euro STOXX 50 Index and the data included in The Euro STOXX 50 Index;
•	The accuracy or completeness of The Euro STOXX 50 Index and its data;
•	The merchantability and the fitness for a particular purpose or use of The Euro STOXX 50 Index and its data;
•	The Licensors will have no liability for any errors, omissions or interruptions in The Euro STOXX 50 Index or its data; and
•	Under no circumstances will the Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the Licensors know that they might occur.

The licensing agreement between GS Group and the Licensors is solely for their benefit and not for the benefit of the owners of the notes or any other third parties.

TOPIX

The TOPIX, also known as the Tokyo Stock Price Index, is a capitalization weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange, Inc., which we refer to as the TSE. Domestic stocks admitted to the TSE are assigned either to the TSE First Section Index, the TSE Second Section Index or the TSE Mothers Index. Stocks listed in the First Section, which number approximately 1,700, are among the most actively traded stocks on the TSE. The TOPIX is calculated and published by TSE. Additional information about the TOPIX is available on the following website: http://www.tse.or.jp/english/market/topix/index.html.

The companies included in the TOPIX are divided into 33 industry sectors. The sectors are Fishery, Agriculture & Forestry, Mining, Construction, Foods, Textiles & Apparels, Pulp & Paper, Chemicals, Pharmaceutical, Oil & Coal Products, Rubber Products, Glass & Ceramics Products, Iron &

Steel, Nonferrous Metals, Metal Products, Machinery, Electric Appliances, Transportation Equipments, Precision Instruments, Other Products, Electric Power & Gas, Land Transportation, Marine Transportation, Air Transportation, Warehousing & Harbor Transportation Services, Information & Communication, Wholesale Trade, Retail Trade, Banks, Securities & Commodity Futures, Insurance, Other Financing Business and Real Estate.

TOPIX Composition and Maintenance

The TOPIX is comprised of all domestic common stocks listed on the TSE First Section, excluding certain types of securities such as subscription warrant securities and preferred equity contribution securities. Companies scheduled to be delisted or newly listed companies that are still in the waiting period are excluded from the indices. The TOPIX has no constituent review. The number of constituents will change according to new listings and delistings.

TOPIX Calculation

The TOPIX is a free-float-adjusted market-capitalization-weighted index, which reflects movements in the market capitalization as measured from a base index value of 100 set on the base date of January 4, 1968. The discussion below describes the “price return” calculation of the TOPIX. The applicable pricing supplement will describe the calculation of the TOPIX if the underlier for your notes is not the price return calculation.

TSE calculates the TOPIX by multiplying the base index value of 100 by the quotient of the current free-float-adjusted market value divided by the base market value. The resulting value is not expressed in Japanese yen but presented as a number of points, rounded to the nearest one hundredth. The formula for calculating the TOPIX value can be expressed as follows:

Index value = Base index value	x	Current free-float-adjusted market value
of 100		Base market value

The current free-float-adjusted market value is the sum of the products of the price times the number of free-float-adjusted shares for each constituent stock.

The number of free-float-adjusted shares for this calculation is the number of listed shares multiplied by free-float weight. The number of listed shares used for this purpose is usually the same as the number of actual listed shares. However, in some cases these numbers will differ as a consequence of the index methodology. For instance, in the case of a stock split, the number of listed shares will increase on the additional listing date after the stock split becomes effective; on the other hand, the number of listed shares for index calculation purposes will increase on the ex-rights date.

Free-float weight is the weight of listed shares deemed to be available for trading in the market, and is determined and calculated by the TSE for each constituent stock. It is calculated by subtracting the quotient of non-free-float shares divided by listed shares from one. Free-float weight is reviewed once a year in order to reflect the latest distribution of share ownership. The TSE estimates non-free-float shares using publicly available documents, and generally deems shares held by the top ten major shareholders (with certain exceptions), treasury stocks and shares held by members of the issuer’s board of directors to be unavailable for trading in the market. The TSE may deem other shares to be unavailable for trading in the market. The timing of the yearly free- float-weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews may be conducted for events TSE expects will significantly affect the free-float weight. These include when new shares are allocated to a third party, preferred shares are converted or subscription warrants are exercised, as well as in the event of a company spin-off, merger, stock-swap, take-over bid and other events TSE judges deem will significantly affect free-float weight.

In the event of any increase or decrease in the current free-float-adjusted market value due to causes other than fluctuations in the stock market, such as public offerings or changes in the number of listed companies in the TSE First Section, adjustments are made by TSE to the base market value in order to maintain the continuity of the TOPIX. The base market value will be adjusted after the end of the trading session on the adjustment date.

Additions and Deletions to the TOPIX

TSE adds or removes constituent for various listing and delisting events as shown in the table below.

Additions and Deletions of Constituents

	Event	Adjustment date	Price used for adjustment
Addition	A company is to be newly listed on the TSE First Section (directly listed or via another stock exchange)	One business day before the last business day of the month after that of the initial listing date	Price on the adjustment date

Addition	A new company established through a stock-swap or a similar transaction (including a merger or spin-off) is to be promptly listed on the TSE First Section after the de-listing of the old company from the TOPIX	One business day before the listing date. If the initial listing date falls on a holiday, it will be the following business day	Base price (used to determine the daily price limit)

Addition	Assignment to the TSE First Section from the TSE Second Section	One business day before the last business day of the month after such assignment (a free float weight of 0.00 is used from the assignment date to the month after the assignment date and thus the number of shares to be used for calculation will be 0.00 during such period)	Price on the adjustment date

Addition	Alteration of listing market to the TSE First Section from the Tokyo Stock Exchange Mothers Index	One business day before the last business day of the month after such alteration of listing market (a free float weight of 0.00 is used from the date of the alteration of such listing market to the month after the alteration date and thus the number of shares to be used for calculation will be 0.00 during such period)	Price on the adjustment date

Deletion	A constituent is to be de-listed due to a merger, stock-swap or similar transaction and a newly established company promptly	Initial listing date of the newly established company (normally two business days after the de-listing of	Price one business day before the de-listing date (the price is frozen from the de-listing date to the business day before the date

	lists its shares on the TSE First Section	the old company)	of removal from the index for index calculation purpose)

Deletion	A constituent is to be de-listed due to a reason other than as described in the preceding scenario	One business day before the de-listing date	Price on the business day before the adjustment date

Deletion	A constituent’s securities are designated to be de-listed	Three business days after the designation of the securities to be de-listed. If the designation date falls on a holiday, it will be the following business day	Price on the business day before the adjustment date

Deletion	Assignment to the TSE Second Section from the TSE First Section	One business day before such assignment	Price on the business day before the adjustment date

The adjusted base market value will equal the old base market value multiplied by the quotient of the free-float-adjusted market value on the business day before the adjustment date plus or minus, as applicable, the adjustment amount divided by the free-float-adjusted market value on the business day before the adjustment date.

The adjustment amount for the foregoing calculation will be an amount equal to the product of the change (the absolute value of the increase or decrease) in the number of shares times the price of the shares.

Changes in the number of shares and the price of the shares for adjustments to the base market value will be made as described in the table below.

Change in the Number of Constituent Shares

Event	Adjustment date	Price used for adjustment
Change of free float weight	One business day before the effective date of such change	Price on the adjustment date

Public offering	One business day before the additional listing date. If the listing date is a non-business day, one business day after additional listing	Price on the adjustment date

Allocation of new shares to a third party	Four business days after the additional listing date	Price on the adjustment date

Issues to shareholders with payment	One business day before the ex-rights date	Price on the adjustment date

Exercise of subscription warrants	One business day before the last business day of the month after the month of exercise	Price on the adjustment date

Conversion of preferred shares	One business day before the last business day of the month after the month of conversion	Price on the adjustment date

Cancellation of treasury stock	One business day before the last business day of the month after the month of cancellation of the treasury stocks	Price on the adjustment date

Merger or stock swap between a non-surviving constituent and another constituent	Delisting date of the non-surviving constituent	Price on the adjustment date

Merger or stock-swap other than that described above	One business day before the additional listing date or effective date	Price on the adjustment date

Offering for sale of shares held by the Japanese government	One business day before the additional listing date	Price on the adjustment date

Company spin-off in which the number of shares of the succeeding company increases	One business day before the additional listing date	Price on the adjustment date

Other adjustments	One business day before the last business day of the first or second month after the information is published by the TSE	Price on the adjustment date

No adjustments will be made to the base market value in the case of a stock split or reverse stock split.

Retroactive adjustments will not be made to revise the figures of the index that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

Market Disruption

If trading in a certain constituent is halted, the TSE regards the constituent’s share price for purposes of calculating the TOPIX to be unchanged. Where an event that is not specified in the rules of the TOPIX occurs, or if the TSE decides that it is impossible to use its existing methods to calculate the TOPIX, the TSE may use an alternate method of index calculation as it deems valid.

License Agreement between TSE and The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. (“GS Group”) expects to enter into a license agreement with TSE, in exchange for a fee, whereby GS Group will be permitted to use the TOPIX in connection with the offer and sale of the notes. We are not affiliated with TSE; the only relationship between TSE and GS Group is the licensing of the use of the TOPIX and trademarks relating to the TOPIX.

The notes are not sponsored, endorsed or promoted by TSE. No inference should be drawn from the information contained in this general terms supplement that TSE makes any representation or warranty, implied or express, to GS Group, any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the TOPIX to track general stock market performance.

TSE determines, composes and calculates the TOPIX without regard to the notes. TSE has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the TOPIX. TSE is not responsible for and has not participated in the determination of the terms, prices or amount of the notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of the notes payable at the stated maturity date or upon redemption. TSE has no obligation or liability in connection with the administration, marketing or trading of the notes.

Neither GS Group nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the TOPIX or any successor index. TSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the TOPIX or the manner in which the TOPIX is applied in determining any initial index level or final index level or any amount payable upon maturity or redemption of the notes.

The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights and know-how relating to the TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks. The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which the TOPIX Index Value stands on any particular day. The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value. No notes are in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the notes or an advice on investments to any purchaser of the notes or to the public. The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the notes.

The Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM, which we refer to as the DJIA, is a price-weighted index composed of 30 common stocks selected at the discretion of an Averages Committee comprised of the Managing Editor of The Wall Street Journal (the “WSJ”), the head of Dow Jones Indexes research and the head of CME Group research. The Averages Committee was created in March 2010, when Dow Jones Indexes became part of CME Group Index Services, LLC, a joint venture company owned 90% by CME Group Inc. and 10% by Dow Jones & Company, Inc, which we refer to as Dow Jones. Dow Jones publishes The Wall Street Journal. The Averages Committee selects the index components as the largest and leading stocks of the sectors that are representative of the U.S. equity market. The index does not include producers of goods and services in the transportation and utilities industries. The DJIA is reported by Bloomberg under the ticker symbol “INDU <Index>“. Dow Jones is under no obligation to continue to publish the DJIA and may discontinue publication of the DJIA at any time.

There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries. The DJIA serves as a measure of the entire U.S. market, including such sectors as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks. Changes in the composition of the DJIA are made by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us. In order to maintain continuity, changes to the index stocks included in the DJIA tend to be made infrequently and generally occur only after a component company goes through a major change, such as a shift in its main line of business, acquisition by another company, or bankruptcy. Index reviews do not occur on any established or regular schedule, but only when corporate events with respect to a constituent stock require it. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the DJIA may be changed at any time for any reason. Where any index component stock price is unavailable on any trading day, the index sponsor will generally use the last reported price for such component stock.

Sector designations are determined by the index sponsor, or by the sponsor of the classification system, using criteria it has selected or developed. Index and classification system sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

The DJIA is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits, spin-offs and other corporate actions. The current divisor of the DJIA is published daily in the WSJ and other publications. As of January 31, 2012, the divisor was 0.132129493. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your notes.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session, times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the DJIA components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA components on the current trading session.

New Divisor	=	Current Divisor	x	Adjusted Sum of Prices
Unadjusted Sum of Prices

License Agreement between DJIA and The Goldman Sachs Group, Inc.

Dow Jones Trademark Holdings, LLC (“Dow Jones”) and The Goldman Sachs Group, Inc. (“Goldman”) have entered into a non-transferable, nonexclusive license agreement granting The Goldman Sachs Group, Inc. and its affiliates, in exchange for a fee, the right to use the Dow Jones Industrial AverageSM in connection with the issuance of certain securities.

The Dow Jones Industrial AverageSM is a product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME”), and has been licensed for use. “Dow Jones®”, “Dow Jones Industrial AverageSM”, “DJIASM” and “Dow Jones Indexes” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”), have been licensed to CME and have been licensed for use for certain purposes by Goldman. Dow Jones, CME and their respective affiliates have no relationship to Goldman, other than the licensing of the Dow Jones Industrial Average (DJIA) and their respective service marks for use in connection with the notes.

Dow Jones, CME and their respective affiliates do not:

•	Sponsor, endorse, sell or promote the notes.

•	Recommend that any person invest in the notes.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

•	Have any responsibility or liability for the administration, management or marketing of the notes.

•	Consider the needs of the notes or the owners of the notes in determining, composing or calculating the DJIA or have any obligation to do so.

•

Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by Goldman, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates actively trade financial products which are linked to the performance of the DJIA. It is possible that this trading activity will affect the value of the DJIA and the notes.

Dow Jones, CME and their respective affiliates will not have any liability in connection with the notes. Specifically,

•	Dow Jones, CME and their respective affiliates do not make any warranty, express or implied, and Dow Jones, CME and their respective affiliates disclaim any warranty about:

•	The results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the DJIA and the data included in the DJIA;

•	The accuracy or completeness of the DJIA or its data;

•	The merchantability and the fitness for a particular purpose or use of the DJIA or its data;

•	Dow Jones, CME and/or their respective affiliates will have no liability for any errors, omissions or interruptions in the DJIA or its data;

•

Under no circumstances will Dow Jones, CME and/or their respective affiliates be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if they know that they might occur.

The licensing relating to the use of the indexes and trademarks referred to above by Goldman is solely for the benefit of Goldman, and not for any other third parties.

The iShares® MSCI Emerging Markets Index Fund

The shares of the iShares® MSCI Emerging Markets Index Fund are issued by iShares, Inc., a registered investment company. The index fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The iShares MSCI Emerging Markets Index Fund trades on the NYSE Arca under the ticker symbol “EEM”. BlackRock Fund Advisors (“BFA”) serves as the investment advisor to the iShares MSCI Emerging Markets Index Fund.

BFA, as the investment advisor to the index fund, employs a technique known as representative sampling to track the MSCI Emerging Markets Index, which is described above under “MSCI Indices.” The index fund generally invests at least 90% of its assets in the securities of the MSCI Emerging Markets Index and in American Depositary Receipts or Global Depositary Receipts based on the securities of the MSCI Emerging Markets Index. The index fund may invest the remainder of its assets in securities not included in the MSCI Emerging Markets Index, but which BFA believes will help the index fund track the MSCI Emerging Markets Index, or in futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

BFA will waive portfolio management fees in an amount equal to the portfolio management fees of such other iShares funds for any portion of the index fund’s assets invested in shares of such other funds.

We obtained the following fee information from the index fund website, without independent verification. The investment advisor is entitled to receive a management fee from the index fund corresponding to the index fund’s allocable portion of an aggregate management fee based on the aggregate of the average daily net assets of the index fund as follows: 0.75% per annum of the aggregate net assets of the index fund less than or equal to $14.0 billion, plus 0.68% per annum of the aggregate net assets of the index fund on amounts over $14.0 billion and up to and including $28.0 billion, plus 0.61% per annum of the aggregate net assets of the index fund on amounts over $28.0 billion, up to and including $42.0 billion, plus 0.56% per annum of the aggregate net assets of the index fund on amounts over $42.0 billion, up to and including $56.0 billion, plus 0.50% per annum of the aggregate net assets of the index fund on amounts over $56.0 billion, up to and including $70.0 billion, plus 0.45% per annum of the aggregate net assets of the index fund on amounts over $70.0 billion, up to and including $84.0 billion and 0.40% per annum of the aggregate net assets of the index fund on amounts in excess of $84.0 billion. As of August 16, 2011, the expense ratio of the index fund was 0.69% per annum.

For additional information regarding iShares Inc., BFA, the index fund and the risk factors attributable to the index fund, please see the Prospectus, dated January 1, 2011 (as revised June 15, 2011), filed as part of the Registration Statement on Form N-1A with the SEC on December 17, 2010 under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended (File Nos. 033-97598 and 811-09102, respectively). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding the index fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at www.ishares.com.

If a market disruption event occurs with respect to the index fund, the calculation agent will have discretion to adjust the closing price of the index fund on such date or to determine it in a different manner as described here, the applicable product supplement, if any, or in the applicable pricing supplement.

Investment Objective and Strategy

The index fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as represented by the index. The index fund’s investment objective and the index may be changed without shareholder approval.

If specified in the applicable pricing supplement, the return on your notes is linked to the performance of the iShares® MSCI Emerging Markets Index Fund, and not to the performance of the MSCI Emerging Markets Index on which the index fund is based. Although the index fund seeks results that correspond generally to the performance of the index, the index fund follows a strategy of “representative sampling,” which means the index fund’s holdings do not identically correspond to the holdings and weightings of the index, and may significantly diverge from the index. Although the index fund generally invests at least 90% of its assets in some of the same securities as those contained in the index and in depositary receipts representing the same securities as those contained in the index, it does not hold all of the securities underlying the index and may invest the remainder in securities that are not contained in the index, or in other types of investments. Additionally, when the index fund purchases securities not held by the index, the index fund may be exposed to additional risks, such as counterparty credit risk or liquidity risk, to which the index components are not exposed. Therefore, your investment in the index fund will not directly track the performance of the underlying index and there may be significant variation between the performance of the index fund and the index on which it is based.

Representative Sampling

BFA uses a representative sampling strategy to track the MSCI Emerging Markets Index. Representative sampling is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the underlying index. The index fund may or may not hold all of the securities that are included in the underlying index.

Correlation

The index is a theoretical financial calculation while the index fund is an actual investment portfolio. The performance of the index fund and the index may vary due to transaction costs, foreign currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the index fund’s portfolio and the index resulting from legal restrictions (such as diversification requirements that apply to the index fund but not to the index) or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The index fund, using representative sampling, can be expected to have a greater tracking error than an index fund using a replication indexing strategy. “Replication” is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The index fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the index fund will concentrate its investments to approximately the same extent that the MSCI Emerging Markets Index concentrates in the stocks of such particular industry or group of industries.

Creation Units

The iShares MSCI Emerging Markets Index Fund issues and redeems shares at its net asset value per share only in blocks of 450,000 shares or multiples thereof (“Creation Units”). As a practical matter, only institutions, market makers or large investors purchase or redeem Creation Units. These transactions are usually effected in exchange for a basket of securities that generally corresponds pro rata to the iShares MSCI Emerging Markets Index Fund’s portfolio and an amount of cash. Except when aggregated in Creation Units, shares of the iShares MSCI Emerging Markets Index Fund are not redeemable securities. Redemptions of Creation Units may cause temporary dislocations in tracking errors.

Share Prices

The approximate value of one share of the iShares MSCI Emerging Markets Index Fund is disseminated every fifteen seconds throughout the trading day by the national securities exchange on which the iShares MSCI Emerging Markets Index Fund is listed or by other information providers or market data vendors. This approximate value should not be viewed as a “real-time” update of the net asset value, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value generally is determined by using current market quotations and/or price quotations obtained from broker-dealers that may trade in the portfolio securities held by the iShares MSCI Emerging Markets Index Fund. The iShares MSCI Emerging Markets Index Fund is not involved in, or responsible for, the calculation or dissemination of the approximate value and makes no representation or warranty as to its accuracy.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this general terms supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This general terms supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this general terms supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

General Terms Supplement

Page

Additional Risk Factors Specific to the Notes	S-1
Supplemental Terms of the Notes	S-12
The Underliers	S-30
Licenses	S-31
S&P 500® Index	S-31
MSCI Indices	S-35
Hang Seng China Enterprises Index	S-43
Russell 2000® Index	S-47
FTSE® 100 Index	S-52
Euro STOXX 50® Index	S-56
TOPIX	S-60
Dow Jones Industrial AverageSM	S-65
The iShares® MSCI Emerging Markets Index Fund	S-67

Prospectus Supplement dated September 19, 2011

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-25
Employee Retirement Income Security Act	S-26
Supplemental Plan of Distribution	S-27
Validity of the Notes	S-28

Prospectus dated September 19, 2011

Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	33
Description of Purchase Contracts We May Offer	48
Description of Units We May Offer	53
Description of Preferred Stock We May Offer	58
The Issuer Trusts	65
Description of Capital Securities and Related Instruments	67
Description of Capital Stock of The Goldman Sachs Group, Inc.	88
Legal Ownership and Book-Entry Issuance	92
Considerations Relating to Floating Rate Debt Securities	97
Considerations Relating to Securities Issued in Bearer Form	98
Considerations Relating to Indexed Securities	102
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	105
Considerations Relating to Capital Securities	108
United States Taxation	112
Plan of Distribution	135
Conflicts of Interest	137
Employee Retirement Income Security Act	138
Validity of the Securities	139
Experts	139
Review of Unaudited Condensed Consolidated Financial Statements by Independent Registered Public Accounting Firm	139
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	140

The Goldman Sachs Group, Inc.

General Terms Supplement

Notes linked to the Performance of one or more Indices or Exchange Traded Funds

Medium-Term Notes,

Series D

Goldman, Sachs & Co.